Exhibit 10.3

Execution Copy

CREDIT AND SECURITY AGREEMENT

AMONG

PALCO LVS 9 LP,

AS BORROWER,

UMB BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE OF PAL CL TRUST 2,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

AND

STANDARD CHARTERED BANK,

AS ADMINISTRATIVE AGENT

DATED AS OF JUNE 1, 2026

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- ii -

- iii -

SCHEDULES

Schedule 1	Lenders Amounts
Schedule 2	Form of Monthly Report
Schedule 3	Notice Information
Schedule 4	Collection Account and the Concentration Account Details
Schedule 5	Eligibility Criteria
Schedule 6	Cumulative Net Loss Ratio Levels
Schedule 7	Loan Purchase Agreements
Schedule 8	[Reserved]

EXHIBITS

Exhibit A	Form of Notice of Borrowing (with attached form of Maximum Advance Rate Test Calculation Statement and Data Tape)
Exhibit B	Form of Notice of Prepayment
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Consent and Release
Exhibit E	Form of Loan Note
Exhibit F	Form of Qualifying Hedge Counterparty Joinder

- iv -

CREDIT AND SECURITY AGREEMENT

This CREDIT AND SECURITY AGREEMENT, dated as of June 1, 2026 (the “Agreement”), is among PALCO LVS 9 LP, a Delaware limited partnership, as borrower (the “Borrower”), UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as trustee (in such capacity, the “Trustee”) of PAL CL TRUST 2, a New York common law trust, as underlying trust (the “Underlying Trust”), the Lenders from time to time party hereto and STANDARD CHARTERED BANK, as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower desires that the Lenders make Advances, from time to time, to the Borrower on the terms and subject to the conditions set forth in this Agreement to finance the Underlying Trust’s purchase of Collateral Loans from the Seller.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

“Account” means each of Collection Account and the Concentration Account.

“Account Bank” means the Collection Account Bank and the Concentration Account Bank, individually or collectively, as the context requires.

“Account Control Agreement” means each of the Collection Account Control Agreement and the Pinnacle Account Control Agreement, individually or collectively, as the context requires.

“Addition Date” means, with respect to a Collateral Loan, the date on which such Collateral Loan is sold to the Underlying Trust by the Seller pursuant to the related Loan Purchase and Sale Agreement.

“Administrative Agent” has the meaning specified in the preamble of this Agreement.

“Administrative Agent Fee Letter” means that an administrative agent fee letter to be entered into following the Closing Date, if requested by the Administrative Agent and in a form reasonably acceptable to the Administrative Agent and the Borrower, by and between the Administrative Agent and the Borrower, as the same may be amended or amended and restated from time to time.

“Advance” has the meaning specified in Section 2.02.

“Advance Outstanding Balance” means, with respect to any date of determination, the aggregate outstanding principal amount of Advances of all Lenders at such date of determination (including all Advances to be made on such date of determination).

“Advance Rate” means (i) following the occurrence of a Level I Trigger Event and until such Level I Trigger Event is cured,    or (ii) otherwise,   ; provided, that for any Collateral Loans as to which any portion of one or more scheduled monthly payments are past due with respect to such Collateral Loans for a period of more than thirty (30) days and less than or equal to sixty (60) days past the applicable Due Date as of the most recent Determination Date, the Advance Rate for such Collateral Loan shall be the product of (x) the Advance Rate calculated in accordance with clauses (i) or (ii) of this definition, as applicable, and (y)   , and for any Collateral Loans as to which any portion of one or more scheduled monthly payments are past due with respect to such Collateral Loans for a period of more than sixty (60) days past the applicable Due Date as of the most recent Determination Date, the Advance Rate for such Collateral Loan shall be   .

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” means (i) each Lender, the parent or holding company that Controls such Lender and any of their respective Affiliates that are entitled to payments by the Borrower hereunder, and (ii) any permitted assignee or participant of any Lender.

“Affiliate” means, in respect of a referenced Person, another Person Controlling, Controlled by or under common Control with such referenced Person; provided, that a Person shall not be deemed to be an “Affiliate” of an Obligor solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Obligor (except if any such Person or Obligor provides collateral under, guarantees or otherwise supports the obligations of the other such Person or Obligor); provided, further, with respect to the PIMCO Entities, Affiliate includes any of the following: (i) any other PIMCO Entity, (ii) any Subsidiary of a PIMCO Entity and (iii) any entity controlled by the General Partner.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans as of any date of determination, the sum of the Principal Balances of all or of such portion of such Collateral Loans as of such date; provided, that if such date of determination is an Addition Date, as of the related Cutoff Date for the Collateral Loans being purchased on such Addition Date.

“Agreement” means this Credit and Security Agreement.

[Intentionally Omitted]

“Anti-Corruption Laws” means all laws, rules, and regulations, as amended, concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and all other applicable anti-bribery and corruption laws.

“Applicable Law” means any Law of any Governmental Authority, including all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Amortization Period Incremental Margin” has the meaning specified in the Fee Letter.

“Applicable Margin” has the meaning specified in the Fee Letter.

“APR” means the stated annual percentage rate of a Loan disclosed in the Related Documents and calculated in accordance with the federal Truth-in-Lending Act.

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit C hereto, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower, or if the related assignment is to an Affiliate of the Administrative Agent such internal form of assignment and acceptance as the Administrative Agent uses to evidence assignments to, from or among its Affiliates.

“AUP” means the agreed-upon procedures reasonably requested by the Administrative Agent to be utilized in the preparation of the written report, satisfactory to the Administrative Agent and the Lenders, presenting the results of an audit performed on the Borrower or the Underlying Trust, as applicable, provided that with respect to any AUP Report, the AUP shall address the Borrower’s or the Underlying Trust’s compliance with the terms and conditions of this Agreement (including each Maximum Advance Rate Test Calculation Statement and Monthly Report).

“AUP Report” means any written report prepared by an auditor satisfactory to the Administrative Agent and the Lenders applying the AUP and presenting the results of an audit performed on the Borrower or the Underlying Trust, as applicable.

“Authorized Person” has the meaning provided that term in Section 11.01(k).

“Available Funds” means, as of any date of determination, with respect to any Collection Period and the related Payment Date, the sum of the following amounts, without duplication: (i) all Collections on the Loans as of the related Determination Date for such Payment Date, including proceeds of any sale or disposition of a Loan; (ii) all Collections or other amounts received as payments pursuant to Hedging Agreements, to the extent received on or prior to the Payment Date; (iii) any amounts received in connection with an optional prepayment of the Advances with respect to such Payment Date, to the extent not paid directly to the Lenders entitled thereto on the date of such release; and (iv) cash payable by the Borrower pursuant to Section 2.05, to the extent not previously paid directly to the Administrative Agent as specified therein.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to Section 2.16(d).

“Backup Servicer” means Vervent, Inc., in its capacity as backup servicer.

“Backup Servicer Event of Default” means any termination event under the Backup Servicing Agreement.

“Backup Servicing Agreement” means a backup servicing agreement to be entered into on or following the Closing Date (in a form reasonably acceptable to the Administrative Agent) by and among the Backup Servicer, the Master Servicer, the Borrower and the Underlying Trust.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, as amended.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 0.50%, and (iii) Term SOFR for a one-month tenor in effect on such date. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of the Administrative Agent or any Lender. Interest calculated pursuant to clause (i) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (ii) and (iii) above will be determined based on a year of 360 days and actual days elapsed. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively. If the Base Rate determined as provided above should ever be less than the Floor, then the Base Rate shall be deemed to be the Floor.

“Base Rate Advance” means an Advance that bears interest at a rate based on the Base Rate.

“Base Rate Term SOFR Determination Date” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to pursuant to Section 2.16(a) and subject to any Conforming Changes.

[Intentionally Omitted]

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Specified Tenor of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which the Specified Tenor of such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to the Specified Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the

Specified Tenor of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Specified Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the Specified Tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Specified Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the Specified Tenor of such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative of the underlying market or economic reality, may no longer be used or is otherwise no longer an appropriate or reliable Benchmark for floating rate debt.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to the Specified Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.16 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.16.

“Beneficial Owner” means each owner of record of a beneficial interest in the Borrower, as reflected on the schedule of Partners (as defined in the Borrower Limited Partnership Agreement) attached as Annex A to the Borrower Limited Partnership Agreement from time to time, each such owner being a beneficial owner within the meaning of the Delaware Limited Partnership Act.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning specified in the preamble of this Agreement.

“Borrower Limited Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Borrower, dated as of September 23, 2025.

“Borrowing” has the meaning specified in Section 2.01.

“Borrowing Base” means, as of any date of determination, an amount equal to the product of (i) the lesser of (a) the Eligible Aggregate Principal Balance of all Collateral Loans and (b) the aggregate Purchase Price of all Collateral Loans and (ii) the applicable Advance Rate.

“Borrowing Base Action” means any of the following actions: (i) the borrowing of an Advance pursuant to Section 2.2 and (ii) the application of funds in the Collection Account toward the purchase of Collateral Loans pursuant to Section 8.02(b).

“Borrowing Date” means the date an Advance is made in accordance with Section 2.01(a).

“Business Day” means any day other than a Saturday, a Sunday, any federal holiday or any days that is a legal holiday under the laws of the state of New York, provided that days on which banks are authorized or required to close in New York or Delaware shall not constitute Business Days and, solely with respect to the Concentration Account, Nashville, Tennessee; provided further that, in relation to the determination of SOFR and any interest rate settings, fundings, disbursements, settlements or other payments of any Advance based on SOFR, or any other dealings of any Advance based on SOFR, any such date that is a U.S. Government Securities Business Day.

“Cash” means Dollars immediately available on the day in question.

“Change of Control” means, at any time, the occurrence of one of the following events (a) Pacific Investment Management Company LLC or an affiliate thereof is no longer the operating manager of the Limited Guarantor, (b) the Limited Guarantor fails to, directly or indirectly, own, legally and beneficially, 100% of the beneficial ownership interests of the Sponsor and the General Partner at any time, free and clear of all liens, (c) the Sponsor fails to own, legally and beneficially, 100% of the beneficial ownership in the Borrower, (d) the Borrower fails to directly own, legally and beneficially, 100% of the beneficial ownership interests of the Underlying Trust, free and clear of all liens, (e) the Sponsor, the Borrower or the Underlying Trust merges or consolidates with, or sells all or substantially all of its assets to any other Person or (f) the General Partner ceases to be the General Partner of the Borrower or to have the power or authority to Control or direct the management and policies of the Borrower.

“Charged-Off Loan” means, as of any date of determination, any Collateral Loan (a) as to which a scheduled payment remains unpaid for one hundred twenty (120) days or more from the original due date for such payment or (b) as to which one or more original deal terms have been modified more than one time following the purchase of such Collateral Loan by the Underlying Trust.

“Closing Date” means June 1, 2026.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law thereto.

“Collateral” has the meaning specified in Section 7.01(a).

“Collateral Loan” means a Loan owned by the Underlying Trust that (i) meets each of the criteria set forth in (a) Section 4.2 of the Loan Purchase and Sale Agreement described in clause (a) of the definition thereof or, with respect to a Loan Purchase and Sale Agreement described in clause (b) of the definition thereof, the related eligibility criteria thereunder and (b) Schedule 5 hereof as of any date of determination indicated as applicable as of such date on Schedule 5 and (ii) is not otherwise an Ineligible Collateral Loan.

“Collection Account” means the non-interest bearing securities account established at the Collection Account Bank, in the name of the Borrower, which account has been designated as the Collection Account on Schedule 4, bearing account number      and which shall at all times be the subject of an Account Control Agreement.

“Collection Account Control Agreement” means an agreement in form reasonably acceptable to the Administrative Agent among the Borrower, the Administrative Agent and a bank or financial institution establishing “control” within the meaning of the UCC over the Collection Account or such other account as may be applicable from time to time, including that certain Account Control Agreement, dated as of June 1, 2026, among the Administrative Agent, as secured party, the Collection Account Bank, as bank and the Borrower, as pledgor.

“Collection Period” means (i) the period beginning on (and including) the first Cut-Off Date (which may be the Closing Date) and ending on (and including) the last day of the calendar month preceding the initial Payment Date and (ii) each monthly period thereafter.

“Collection Policies” means the servicing and collection policies and procedures of   , as such policies, procedures, guidelines and methodologies may be amended from time to time pursuant to this Agreement. If the Backup Servicer is appointed as Successor Servicer, “Collection Policies” shall mean the customary and usual servicing, administration and collection practices and procedures used by servicing companies of comparable experience to the Successor Servicer for servicing consumer loans and commercial loans comparable to the Receivables which the Successor Servicer services for its own account, as the same may be amended, supplemented or otherwise modified from time to time with the consent of the Administrative Agent. The Collection Policies as of the date hereof are attached as Exhibit H.

“Collections” means all cash collections, distributions, payments and other amounts received after the applicable Cut-Off Date, and to be received by the Underlying Trust, from any Person in respect of any Loans constituting Collateral, including all principal, interest, fees, and repurchase proceeds payable to the Borrower or the Trustee on behalf of the Underlying Trust under or in connection with any such Loans, all Proceeds from any sale or disposition of any such Loans and all proceeds of Ordinary Course Settlement Payments, Hedge Termination Payments and all other payments received by the Borrower pursuant to any Hedging Agreement.

“Commercial Loan” means a loan for commercial or business purposes.

“Communications” means, collectively, any notice, demand, communication, information, document, voting request (including through interactive online voting) or other material provided by or on behalf of the Borrower or the Underlying Trust pursuant to any Facility Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this section, including through the Platform.

“Conduit Lender” means each asset-backed commercial paper conduit administered by a Lender or such Lender’s Affiliate listed on Schedule 1 as a Conduit Lender (if any) and its respective permitted successors and assigns.

“Concentration Account Bank” means the financial institution at which the Concentration Account is maintained, which shall initially be Pinnacle.

“Concentration Account Fee” means any fee payable to the Concentration Account Bank in respect of the Concentration Account.

[Intentionally Omitted]

provided, that the Concentration Limitations shall be calculated by excluding the Principal Balance of Designated Loans (including Loans designated as Designated Loans during the current Collection Period).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent determines, in good faith, is reasonably necessary to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (in consultation with the Borrower) that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent and Release” means a consent and release letter executed by the Administrative Agent in substantially the form of Exhibit D hereto or any other form acceptable to the Administrative Agent.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, trust agreement, limited liability company agreement, operating agreement, partnership agreement, joint venture agreement, articles of association, memorandum of association or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of registration, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Consumer Laws” means federal and state interest and usury laws, the federal Truth-in-Lending Act, the federal Equal Credit Opportunity Act, the federal Fair Credit Reporting Act, the federal Fair Debt Collection Practices Act, the Federal Trade Commission Act and all applicable Federal Trade Commission Trade Regulation Rules, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the California Military Reservist Relief Act and any other federal, state or local law relating to credit extensions to servicemembers, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, rules and regulations promulgated by the Consumer Financial Protection Bureau, all other federal, state and local consumer credit laws and other consumer protection laws relating to the conduct of the business of the Seller, the General Partner, the Borrower, the Underlying Trust, the Trustee or the Master Servicer, laws requiring the licensing of consumer finance companies and/or lenders, the UCC as it relates to unsecured loans, state and local laws proscribing unlawful, unfair and/or deceptive acts and practices, federal, state and local laws relating to privacy and/or data security, and any rules, regulations and/or interpretations of the foregoing laws.

“Consumer Loan” means a loan for personal, family or household purposes.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“County Bank” means County Bank, a Delaware state-chartered bank.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 13.24.

“CRD” means the Capital Requirements Directive, as amended by Article 122a (effective as of January 1, 2011) and as the same may be further amended, restated or otherwise modified.

“Credit Policies” means, collectively, the credit policies and procedures of   , or, as applicable, Pinnacle or County Bank, including the underwriting guidelines and    risk rating methodology, as such policies, procedures, guidelines and methodologies may be amended from time to time pursuant to this Agreement. The Credit Policies as of the date hereof are attached as Exhibit G.

“Cumulative Net Loss Ratio” means, as of any date of determination, with respect to any Vintage, the percentage equivalent of a fraction (a) the numerator of which is equal to the sum of

(i) the Aggregate Principal Balance (as of the date the applicable Collateral Loan became a Charged-Off Loan) of all Collateral Loans in such Vintage which have been Charged-Off Loans as of such date minus (ii) all proceeds and other amounts received by the Underlying Trust in respect of such Charged-Off Loan following the date on which such Collateral Loan became a Charged-Off Loan and (b) the denominator of which is equal to the sum of the original Aggregate Principal Balance of such Collateral Loans at the time of the related Transfer Date of all Collateral Loans in such Vintage. The Cumulative Net Loss Ratio shall be calculated by excluding the Principal Balance of Designated Loans (including Loans designated as Designated Loans during the current Collection Period).

“Cutoff Date” means, with respect to each Loan, such date as shall be identified as the Cutoff Date in the related Notice of Borrowing.

“Data Tape” means an electronic file, in a computer readable format reasonably acceptable to the Administrative Agent, containing the fields contained in the Data Tape delivered in connection with the Collateral Loans being purchased on each Borrowing Date.

“Debt-to-Income Ratio” means, with respect to any Obligor and any date of determination, the ratio of (a) the aggregate amount of such Obligor’s monthly debt payments (excluding rental payments or mortgage payments), to (b) such Obligor’s gross monthly income.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Loan” means, at any time, a Loan as to which any of the following occurs:

(a) if known to the Master Servicer or the Borrower, an Insolvency Event relating to the related Obligor of such Loan has occurred and is continuing or such Obligor is deceased;

(b) the Master Servicer has determined that all or any portion of such Loan has been, in accordance with the Collateral Servicing Standard, placed on “non-accrual” status or is “not collectible”, a charge-off has been taken, or any or all of the principal amount due under such Loan is reduced or forgiven; or

(c) one or more scheduled monthly payments of principal and/or interest remains unpaid for more than one hundred twenty (120) from the originally scheduled Due Date for such scheduled payment as of any date of determination.

“Delinquency Bucket” means, as of any date of determination, each of the following categories of Loans:

(a) Loans as to which any portion of any scheduled monthly payment is thirty-one (31) days or more but not more than sixty (60) days past the applicable due date for such monthly payment as of such date of determination;

(b) Loans as to which any portion of any scheduled monthly payment is sixty-one (61) days or more but not more than ninety (90) days past the applicable due date for such monthly payment as of such date of determination; and

(c) Loans as to which any portion of any scheduled monthly payment is ninety-one (91) days or more but not more than one hundred twenty (120) days past the applicable due date for such monthly payment as of such date of determination.

“Delinquency Ratio” means, as of any Determination Date, the ratio (expressed as a percentage) equal to (a) the Aggregate Principal Balance of all Delinquent Loans as of such date, divided by (b) the Aggregate Principal Balance of all Collateral Loans as of the last day of such Collection Period. The Delinquency Ratio shall be calculated by excluding the Principal Balance of Designated Loans (including Loans designated as Designated Loans during the current Collection Period).

“Delinquent Loan” means any Loan (i) as to which one or more scheduled monthly payments are past due with respect to such Loan for a period of more than thirty (30) days and less than or equal to one hundred and twenty (120) days past the applicable Due Date as of the most recent Determination Date and (ii) that is not a Defaulted Loan. For the avoidance of doubt, a Collateral Loan shall cease to be classified as a Delinquent Loan on the date on which the related Obligor becomes current on all past due amounts under such Collateral Loan.

“Designated Loan” means, in connection with a Permitted Securitization, those Loans that are designated by the Borrower as “Designated Loans” in accordance with Section 8.07(e) or that are Delinquent Loans as of the date Loans are sold in connection with such Permitted Securitization. If, at any time after a Loan is designated as (or becomes) a Designated Loan, such Loan no longer has any portion of any monthly payments that are past the applicable due date for at least two (2) consecutive calendar months, the Borrower may, with written notice to the Administrative Agent, cease treating such Loan as a Designated Loan for all purposes of this Agreement even if such Loan shall subsequently have a monthly payment that is past the applicable due date, unless such Loan is re-designated as (or becomes) a Designated Loan in connection with another Permitted Securitization.

“Determination Date” means the last day of each Collection Period.

“Dollars” and “$” mean lawful money of the United States of America.

“Due Date” means each date on which any installment payment is due on a Collateral Loan in accordance with its terms.

“E-Vault Provider” means eOriginal, Inc., a Maryland corporation.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Collateral Control Agreement” means, the Electronic Collateral Control Agreement, dated on or after the Closing Date, among the E-Vault Provider, the Master Servicer, the Underlying Trust and the Administrative Agent

“Electronic Loan Vault” means the segregated E-Original Vault in the name of Servicer, for the benefit of Underlying Trust, where the E-Vault Provider will hold the Collateral Loans and the related Loan Files.

“Eligible Aggregate Principal Balance” means, as of any date of determination, (i) the Aggregate Principal Balance of all Collateral Loans as of such date minus (ii) the Excess Concentration Amount as of such date.

“Eligible Investments” means Dollar-denominated book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;

(b) marketable debt securities issued by U.S. Government-sponsored enterprises, U.S. Federal agencies, U.S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States, which securities may not include asset backed securities or derivatives instruments;

(c) certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any State, provided that, at the date of acquisition, such investment, or the commercial paper or other short-term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and S&P, each at least “P-1” or “A-1”, as applicable;

(d) deposit accounts with any bank that is insured by the Federal Deposit Insurance Corporation and whose long-term obligations are rated “A2” or better by Moody’s and “A” or better by S&P;

(e) commercial paper of any corporation incorporated under the laws of the United States or any State which on the date of acquisition is rated by Moody’s and S&P, provided each such credit rating is least “P-1” or “A-1”, as applicable;

(f) money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act and operated in accordance with Rule 2a-7 and that at the time of such investment are rated “Aaa-mf” by Moody’s and “AAAm” by S&P;

(g) tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “Aa2” (Moody’s), and a short-term rating of “A-1” or a long term rating of “AA” (S&P); and

(h) repurchase obligations with a term of not more than thirty (30) days, 102 percent collateralized, for underlying securities of the types described in clauses (a) and (b) above, which underlying securities may not include asset backed securities or derivatives instruments, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (c) above;

provided that (i) all rating requirements are based on the time of purchase and (ii) Eligible Investments purchased with funds in the Collection Account shall be held until maturity (or sold only for an amount at least equal to the par amount of such Eligible Investment) and shall include only such investments which mature (or which may be liquidated without a loss) no later than the Business Day prior to the next Payment Date and (ii) no such Eligible Investment may be purchased at a premium to its principal amount; provided, further, that an Eligible Investment must have a fixed principal amount due at maturity and, if rated by S&P, must not have an “r” suffix attached to the rating.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived; (b) the failure by the Borrower with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower, the Underlying Trust or any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or the occurrence of any event or condition which might constitute grounds under ERISA for the termination by the PBGC of, or the appointment of a trustee to administer, any Plan; (f) (i) the initiation by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer a Plan or; (f) (1) the receipt by the Borrower, the Underlying Trust or any member of the ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan under Section 4042 of ERISA or (2) the filing by the Borrower, the Underlying Trust or any member of the ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower, the Underlying Trust or any member of the ERISA Group of any liability (1) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (2) with respect to a facility closing pursuant to Section 4062(e) of ERISA or (3) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan or (4) under Title IV of ERISA (other than for PBGC premiums not yet due); (h) the receipt by the Borrower, the Underlying Trust or any member of the ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent within the meaning of Title IV of ERISA; (i) the failure of the Borrower, the Underlying Trust or any member of the ERISA Group to make any required contribution to a Multiemployer Plan; (j) the imposition of a lien on the assets of the Borrower or any member of the ERISA Group pursuant to Section 430(k) of the Code or Section 4068 of ERISA; or (k) or the assertion of a material claim (other than routine claims for benefits), suit, action, proceeding, hearing audit or investigation against any Plan or the assets thereof.

“ERISA Group” means each trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code that is treated as a single employer under Section 414 (m) or (o) of the Code.

“Erroneous Payment” has the meaning assigned to it in Section 11.04(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.04(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.04(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.04(f).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitisation Regulation” means EU Regulation 2017/2402 relating to simple, transparent and standardised securitisation, including any implementing regulation, technical standards and official guidance related thereto (including, in respect of Ireland, the European Union (General Framework for Securitisation and Specific Framework for Simple, Transparent and Standardised Securitisation) Regulations 2018), in each case as amended, varied or substituted from time to time.

“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

[Intentionally Omitted]

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lending Party or required to be withheld or deducted from a payment to a Lending Party, (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case, (i) imposed in the case of any Lending Party, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lending Party is organized or in which its principal office is located, or in the case of any Lender, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, (c) Taxes attributable to a Lending Party’s failure to comply with Section 13.03(f), (g) or (j), and (d) any U.S. withholding Taxes imposed under FATCA.

“Exit Fee” has the meaning specified in the Fee Letter.

“Expected Amortization Profile” means, as of the date the requirements under Section 5.04 are satisfied, the expected amortization schedule of all Advances as such amortization schedule shall be updated on each Monthly Reporting Date thereafter. The Expected Amortization Profile shall be prepared based on the most recent Data Tape and on the basis of the following assumptions:

(a) projected cash flows from the Loans are calculated using the scheduled payments adjusted for assumptions regarding prepayments and net losses as described below:

(i)	the Loans default at a constant default rate of ;

(ii)

the Loans have a conditional prepayment rate of        , which represents an assumed annualized rate of prepayment, in addition to the regular amortization, relative to the then-outstanding balance of any pool of consumer loan contracts; and

(iii)	the recovery rate on defaulted loans is assumed to be ;

(b) until the Funding Period has terminated, the Borrower has elected to exercise its option to trigger a Scheduled Funding Termination Event as of the end of the immediately prior Collection Period;

(c) the Eligible Aggregate Principal of the Collateral Loans shall be determined as of the immediately prior Determination Date; and

(d) the Advances shall be fully paid on the thirty-six month anniversary of the Closing Date; provided, that if the Advances are not paid by the thirty-six month anniversary of the Closing Date, this assumption will not apply.

“Facility Documents” means this Agreement, the Loan Purchase and Sale Agreement, the Servicing Agreement, the Backup Servicing Agreement, each Account Control Agreement, the Verification Agent Agreement, the Administrative Agent Fee Letter, the Lender Fee Letter, the Electronic Collateral Control Agreement, the Limited Guaranty, the Borrower Limited Partnership Agreement, the Underlying Trust Agreement, the limited liability company agreement of the General Partner, the Multi-Party Agreement, the Risk Retention Letter, the Subordinated Loan Agreement, each Hedging Agreement, any Loan Notes and any other agreements, documents, security agreements and other instruments relating to this Agreement or entered into or delivered by or on behalf of the Borrower or the Underlying Trust pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Administrative Agent’s security interest in the Collateral.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement among Governmental Authorities entered into pursuant to the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.

“FCA” means the UK Financial Conduct Authority.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0.00%.

“FICO Score” means, with respect to the Obligor or Related Guarantor of a Collateral Loan, the statistical credit score of the Obligor or Related Guarantor of a Collateral Loan based on methodology developed by Fair Isaac Corporation and used by the Originating Bank or the Seller or their respective agents to determine credit risk when underwriting such Collateral Loan and obtained in accordance with the Underwriting Guidelines; provided that if the FICO Score is presented as a range, the lowest point in such range shall be the FICO Score. For purposes of clarification, the “FICO Score” of any Obligor or Related Guarantor shall mean the most recent FICO Score used to make a credit decision with respect to such Obligor or Related Guarantor, by the Originating Bank or the Seller or their respective agents, as the case may be.

“Final Maturity Date” means the earliest of (a) the four (4) year anniversary of the Closing Date, (b) the date of the acceleration of the Advances pursuant to Section 6.02, or (c) the date on which all Obligations shall have been paid in full and all other amounts payable to the Administrative Agent and the Lenders under the Facility Documents shall have been paid in full.

“Floor” means a rate of interest equal to    .

“FSMA” means the Financial Services and Markets Act 2000, as amended.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) with respect to any Lender, (i) increase or decrease the commitment of such Lender or the amount of the pro rata portion of the Facility Amount designated for funding by such Lender or (ii) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (b) reduce the amount of any payment of principal, hereunder, (c) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (d) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (e) alter the terms of Section 6.01 (provided, however, that, notwithstanding anything to the contrary in Section 6.01 or the foregoing clause (a), the Administrative Agent and the Required Lenders, in their sole discretion, may allow the Borrower to cure any Event of Default within no more than three (3) Business Days after the occurrence of such Event of Default (including the lapse of any applicable grace period) and, if the Borrower cures such Event of Default to the satisfaction of the Administrative Agent and the Required Lenders within such period of time, such Event of Default shall be deemed waived by the Lenders), Section 9.01, or Section 13.01(b), (f) release the Limited Guaranty or the obligations of the Limited Guarantor thereunder or (g) modify the definition of the terms “Advance Rate”, “Amortization Event”, “Backup Servicer Event of Default”, “Borrowing Base”, “Collateral Loan”, “Concentration Limitations”, “Eligible Aggregate Principal Balance”, “Event of Default”, “Fundamental Amendment,” “Hedge Requirements”, “Indemnified Party”, “Limited Guarantor Event of Default”, “Maximum Advance Rate Test”, “Obligations”, “Required Lenders,” “Requirements of Law”, “Servicer Termination Event”, or any of the defined terms used in such definitions or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof.

“Funding Agent” means, for each Lender Group, the financial institution set forth opposite the name of such Lender Group on Schedule 1 as Funding Agent and its permitted successors and assigns.

“Funding Period” means the period from and including the Closing Date to and including the earliest of (i) the Scheduled Funding Termination Date, (ii) the declaration by the Administrative Agent of the termination of the Funding Period, (iii) the occurrence of any Amortization Event described in clauses (ii) through (iv) of the definition thereof and (iv) at the election of the Borrower, following the occurrence of an Interest Rate Cap Trigger Event.

“Funding Termination Date” means the last day of the Funding Period; provided that, if the Funding Termination Date would not be a Business Day, the Funding Termination Date shall be the immediately succeeding Business Day.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“General Partner” means PALCO LVS 9 GP LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, quasi regulatory authority, administrative tribunal, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank, the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities. For the avoidance of doubt, “Governmental Filings” do not include filings of financing statements under the UCC or comparable laws.

“Hedge Counterparty” means the counterparty under a Hedging Agreement.

“Hedge Requirements” means the requirements set forth in Section 5.04, including the Initial Hedge Requirement.

“Hedge Termination Payment” means any amount payable by the Borrower or a Hedge Counterparty in connection with an early termination (whether as a result of the occurrence of an event of default or other termination event) of any Hedging Agreement in accordance with the terms thereof and this Agreement; provided that, for the avoidance of doubt, “Hedge Termination Payments” shall not include any Ordinary Course Settlement Payments due under any such Hedging Agreement except any Ordinary Course Settlement Payments due as a part of such termination payment.

“Hedging Agreement” means collectively, (i) each ISDA Master Agreement and each related Schedule to such ISDA Master Agreement and each related Confirmation or (ii) a long form confirmation.

“Illegality Notice” has the meaning specified in Section 2.12(b).

“Indebtedness” means, with respect to any Person at any time, any (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes (including any subordinated notes), repurchase agreements and similar arrangements, or other instruments, or for the deferred purchase price of property or services (including trade obligations);

(b) obligations of such Person as lessee under leases which should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of others secured by any Lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Indemnified Party” has the meaning specified in Section 13.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Collateral Loan” means, at any determination date, a Loan, that (i) fails to satisfy any criteria of the definition of “Collateral Loan” as of the applicable purchase date or such other date as expressly indicated in the Loan Purchase and Sale Agreement or this Agreement, (ii) is subject to repurchase by the Seller under the Loan Purchase and Sale Agreement or (iii) is (or becomes) a Designated Loan.

“Initial Lender” means Standard Chartered Bank, in its capacity as Lender.

“Insolvency Event” means with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.

“Interest” means, for each day during an Interest Accrual Period and each outstanding Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable to such Advance on such day;

P	=	the principal amount of such Advance on such day; and

D	=	360 or, to the extent the applicable Interest Rate is based on the Prime Rate, 365 or 366 days, as applicable.

“Interest Accrual Period” means,

(i) with respect to each Advance (or portion thereof) (a) with respect to the first Payment Date for such Advance (or portion thereof), the period from and including the related Borrowing Date to, and including, the last day of the calendar month preceding such Payment Date and (b) with respect to any subsequent Payment Date for such Advance (or portion thereof), the calendar month preceding such Payment Date; provided, that the final Interest Accrual Period for all outstanding Advances hereunder shall end on and include the day prior to the payment in full of the Advances hereunder;

(ii) any Interest Accrual Period with respect to any Advance which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

(iii) in the case of any Interest Accrual Period for any Advance which commences before an Event of Default and would otherwise end on a date occurring after the occurrence of an Event of Default, the Administrative Agent may, in its sole discretion, cause such Interest Accrual Period to end upon the occurrence of an Event of Default and the duration of each Interest Accrual Period which commences on or after the occurrence of an Event of Default shall be of such duration as shall be selected by the Administrative Agent.

“Interest Rate” means, for any Interest Accrual Period and for each Advance outstanding by a Lender for each day during such Interest Accrual Period:

(a) so long as no Amortization Event resulting from the occurrence and continuance of a Level II Trigger Event or Event of Default (in each case, which has not otherwise been waived by the Lenders pursuant to the terms hereof) has occurred and the thirty-six month anniversary of the Closing Date has not occurred:

(i) with respect to each Advance funded or maintained by a Lender during such Interest Accrual Period, a rate equal to the sum of (x) Term SOFR plus (y) the Applicable Margin.

(b) upon (x) the occurrence and during the continuance of an Amortization Event resulting from the occurrence and continuance of a Level II Trigger Event (which has not otherwise been waived by the Lenders pursuant to the terms hereof) or (y) the thirty-six month anniversary of the Closing Date:

(i) with respect to each Advance funded or maintained by a Lender during such Interest Accrual Period, a rate equal to the sum of (x) Term SOFR plus (y) the Applicable Margin plus (z) any Applicable Amortization Period Incremental Margin.

(c) upon the occurrence and during the continuance of an Event of Default (which has not otherwise been waived by the Lenders pursuant to the terms hereof):

(i) with respect to each Advance funded or maintained by a Lender during such Interest Accrual Period, a rate equal to the sum of a rate equal to the sum of (x) Term SOFR plus (y) the Applicable Margin plus (z) the Post-Default Margin.

(d) upon the occurrence and during the continuance of an Interest Rate Cap Trigger Event:

(i) with respect to each Advance funded or maintained by a Lender during such Interest Accrual Period, the applicable Interest Rate determined in accordance with clauses (a), (b) or (c) of this definition of “Interest Rate” minus the Interest Rate Cap Step Down Margin.

The Administrative Agent shall provide the Interest Rate to the Collection Account Bank no later than two (2) Business Days prior to each Monthly Reporting Date.

“Interest Rate Cap Step Down Margin” has the meaning specified in the Fee Letter.

“Interest Rate Cap Trigger Event” means any date of determination on which Term SOFR is greater than the Strike Price.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Legal Expense Cap” means     .

“Lender” means each Lender in whose name an Advance is registered on the Register, which on the Closing Date shall be Standard Chartered Bank or an Affiliate thereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. The sole Lender as of the Closing Date shall be Standard Chartered Bank.

“Lender Fee Letter” means (i) with respect to the Initial Lender, that certain Lender Fee Letter, dated as of June 1, 2026, by and among the Initial Lender and the Borrower, as the same may be amended or amended and restated from time to time and (ii) with respect any other Lender, a lender fee letter to be entered into following the Closing Date, in form reasonably acceptable to such Lender, by and between such Lender and the Borrower, as the same may be amended or amended and restated from time to time.

“Lender Group” means the Lender.

“Lending Parties” means the Administrative Agent, the Lenders and their respective permitted successors and assigns.

“Level I Trigger Event” means the occurrence of any of the following:

(a) the Three Month Rolling Average Delinquency Ratio shall be greater than      as of any date of determination;

(b) the Three Month Rolling Average Excess Spread Ratio shall be less than      as of any date of determination; or

(c) the Level I Tripped Vintage CNL Ratio exceeds      as of any date of determination.

“Level I Tripped CNL Vintage” means a Vintage for which the Cumulative Net Loss Ratio for such Vintage exceeds the corresponding ratio by Months on Book set forth on Schedule 6 under column “Level I”.

“Level I Tripped Vintage CNL Ratio” means, as of any Determination Date, the result (expressed as a percentage) obtained by dividing (i) the Aggregate Principal Balance of all Collateral Loans in a Level I Tripped CNL Vintage by (ii) the Aggregate Principal Balance of all Collateral Loans.

“Level II Trigger Event” means the occurrence of any of the following:

(a) the Three Month Rolling Average Delinquency Ratio shall be greater than      as of any date of determination; or

(b) the Three Month Rolling Average Excess Spread Ratio shall be less than      as of any date of determination;

(c) failure to satisfy the Maximum Advance Rate Test as of any date of determination and such failure shall remain uncured as of the next succeeding Payment Date (after giving effect to the application of funds pursuant to the Priority of Payments as of such Payment Date) (it being understood and agreed that for purposes of this definition, the Maximum Advance Rate Test will be calculated without giving effect to any reduction in the Advance Rate pursuant to clause (i) or the proviso following clause (ii) in the definition of Advance Rate); provided, however that there shall be no Level II Trigger Event under this clause (c) if the amount to be paid by the Borrower to satisfy the Maximum Advance Rate Test is less than      of the aggregate outstanding principal amount of the Advances; or

(d) the Level II Tripped Vintage CNL Ratio exceeds      as of any date of determination.

“Level II Tripped CNL Vintage” means a Vintage for which the Cumulative Net Loss Ratio of such Vintage exceeds the corresponding ratio by Months on Book set forth on Schedule 6 under column “Level II”.

“Level II Tripped Vintage CNL Ratio” means, as of any Determination Date, the result (expressed as a percentage) obtained by dividing (i) the Aggregate Principal Balance of all Collateral Loans in a Level II Tripped CNL Vintage by (ii) the Aggregate Principal Balance of all Collateral Loans

“Lien” means any mortgage, pledge, hypothecation, charge, assignment by way of security, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower or the Underlying Trust of any financing statement under the UCC or comparable law of any jurisdiction).

“Limited Guarantor” means PIMCO Asset-Based Lending Company LLC – Series II, a registered series of PIMCO Asset-Based Lending Company LLC, a Delaware limited liability company.

“Limited Guarantor Event of Default” means the occurrence of a default or breach by the Limited Guarantor under the Limited Guaranty.

“Limited Guaranty” means that certain guaranty agreement by the Limited Guarantor for the benefit of the Administrative Agent on behalf of the Secured Parties, dated as of the Closing Date.

“Loan” means each Consumer Loan that has been originated by the Seller, that was purchased by the Underlying Trust pursuant to the Loan Purchase and Sale Agreement and, as of the date of determination, is owned by the Underlying Trust.

“Loan Agreement” has the meaning specified in the Loan Purchase and Sale Agreement.

“Loan File” means, with respect to a Collateral Loan, the documents maintained in the custody of the E-Vault Provider in connection with such Collateral Loan, which includes each of the Required Loan Documents with respect to such Collateral Loan.

“Loan Note” means each loan note of the Borrower in the form of Exhibit E attached hereto, payable to a Lender or its registered assigns, in the aggregate amount of up to such Lender’s Advances, evidencing the aggregate indebtedness of the Borrower to such Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Purchase and Sale Agreement” means collectively, (a) that certain Loan Purchase and Sale Agreement, dated as of April 13, 2026, by and between the Seller, as seller, and the Underlying Trust, as purchaser, and (b) collectively, (1) any Loan Purchase Agreement which is listed on Schedule 7 attached hereto pursuant to which the Seller sells Loans to the applicable purchaser; provided, that any such Loan Purchase Agreement will be in substantially the form of the Loan Purchase and Sale Agreement described in clause (a) of this definition in all respects material to the characteristics of the Loans and the Purchaser’s rights thereunder, as such schedule may be updated from time to time by the Borrower with notice to the Administrative Agent; provided, further, that a copy of any such Loan Purchase Agreement will be delivered to the Administrative Agent, and (2) the related assignment instrument, in form and substance approved by the Administrative Agent, pursuant to which the applicable Loans are assigned to the Underlying Trust.

“Margin Stock” has the meaning specified in Regulation U.

“Master Servicer” means (i) initially,     , in its capacity as Master Servicer under and as defined in the Servicing Agreement and (ii) after the resignation or removal of the Master Servicer under the Servicing Agreement either (a) Vervent, in its capacity as successor servicer pursuant to the Backup Servicing Agreement, or (b) any other successor Servicer appointed by the Borrower and consented to by the Administrative Agent (acting at the direction of the Required Lenders).

“Material Adverse Effect” means, with respect to any Person, an action or an event that could have a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of such Person, (b) the validity, enforceability or collectability of this Agreement or any other Facility Document or the validity, enforceability or collectability of all Collateral Loans or any material portion of the Collateral Loans, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of such Person to perform their obligations under any Facility Document to which they are a party, or (e) the existence, perfection, priority or enforceability of the Administrative Agent’s Lien on the Collateral.

“Material Indebtedness” means any Indebtedness of the Borrower or the Underlying Trust having an aggregate principal amount in excess of     .

“Maximum Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Advances at such time is less than or equal to (b) the Maximum Available Amount at such time.

“Maximum Advance Rate Test Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit A, as such form of Maximum Advance Rate Test Calculation Statement may be modified by mutual agreement of the Borrower and the Administrative Agent (acting at the direction of the Required Lenders).

“Maximum Available Amount” means, at any time, the lesser of:

                .

“Measurement Date” means, (i) the Closing Date, (ii) each date on which a Borrowing Base Action occurs, (iii) each Payment Date and (iv) each date on which a Permitted Sale is completed.

“Minimum Distribution Amount” means amounts which are due and owing and which are to be paid pursuant to clauses (a) through (f) of Section 9.01.

“Money” has the meaning specified in Section 1-201(24) of the UCC.

“Monthly Report” has the meaning specified in Section 8.05.

“Monthly Reporting Date” means the date that is four (4) Business Days prior to any Payment Date.

“Months on Book” means, in respect of any Vintage as of any date of determination, the number of full calendar months that have elapsed since the last day of the calendar month in which the related Borrowing Date occurred. By way of example only, on February 28, 2025, the Vintages January 2025 would have Months on Book of one (1), and on April 30, 2025, those same Vintages would have Months on Book of three (3).

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means an employee benefit plan within the meaning of Section 4001(a)(3) of ERISA to which contributions have been or are required to be made by the Borrower, the Underlying Trust or a member of the ERISA Group or to which the Borrower, the Underlying Trust or a member of the ERISA Group has any liability under Title IV of ERISA, with respect to each of the foregoing now or in the past six years.

“Multi-Party Agreement” means that certain Multi-Party Agreement, dated as of June 1, 2026, among the Master Servicer, the Borrower, the Underlying Trust and the Administrative Agent.

“Non-U.S. Lender” has the meaning specified in Section 13.03(g).

“Notice of Borrowing” has the meaning specified in Section 2.03(a).

“Notice of Prepayment” has the meaning specified in Section 2.06(a).

“Obligations” means all Advances and any and all other obligations for monetary amounts owing by the Borrower to the Secured Parties or any Affected Person under the Facility Documents, including the principal balance of all Advances outstanding, all accrued but unpaid interest thereon (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), breakage costs, Exit Fees, advances, debts, fees, liabilities, indemnities, expenses, costs or other sums (including attorney fees and disbursements), which the Borrower may at any time owe under the Facility Documents to, or on behalf of the Lenders and/or the Administrative Agent for the benefit of the Secured Parties (or any of them), in each case whether now owed or hereafter arising. To the extent any payment with respect to any Obligations (whether by or on behalf of the Borrower on the Obligations, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Obligor” means, in respect of any Loan, the individual primarily obligated to pay Collections in respect of such Loan.

“Obligor Note” means any promissory note signed by an Obligor evidencing the obligation of the Obligor to make Periodic Payments and other payment obligations.

“Origination Date” means, with respect to any Collateral Loan, the date on which such Collateral Loan was originated.

“Origination Partner” means (i) Pinnacle or (ii) County Bank.

“Other Connection Taxes” means, with respect to any Lending Party, Taxes imposed as a result of a present or former connection between such Lending Party and the jurisdiction imposing such Tax (other than connections arising from such Lending Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in any Loan or Facility Document).

“Other Taxes” has the meaning specified in Section 13.03(b).

“Ordinary Course Settlement Payments” means all regularly scheduled payments due under any Hedging Agreement from time to time, calculated in accordance with the terms of such Hedging Agreement, but excluding, for the avoidance of doubt, any Hedge Termination Payments due and payable under such Hedging Agreement.

“Participant” has the meaning specified in Section 13.06(c).

“Participant Register” has the meaning specified in Section 13.06(d).

“PATRIOT Act” has the meaning specified in Section 13.15.

“Payment Date” means the twenty-fifth (25th) day of each calendar month commencing in July 2026; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.

“Payment Date Statement” has the meaning given such term in Section 8.06.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name on Schedule 1 hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such lender with an assignor, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such lender with an assignor.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Liens” means: (a) Liens created in favor of the Administrative Agent hereunder or under the other Facility Documents for the benefit of the Secured Parties; (b) Liens in favor of the Underlying Trust pursuant to the related Loan Purchase and Sale Agreement, (c) Liens imposed by any Governmental Authority for Taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Underlying Trust in accordance with GAAP; and (d) Liens in favor of any Account Bank to the extent contemplated under the applicable Account Control Agreement.

“Permitted Modification” means any waiver, modification or variance of any term or any consent to the postponement of strict compliance with any term or any other grant of an indulgence or forbearance to the related borrower; provided, that the adjustment of a borrower’s recurring Due Date within any calendar month from time to time shall not constitute a “Modification”; provided further that, with respect to each Loan purchased on a Borrowing Date, no such waiver, amendment, modification or variance made or offered on or prior to such Borrowing Date shall be a Permitted Modification.

“Permitted Sale” means any sale by the Underlying Trust of any Collateral Loan in connection with (i) the repurchase by the Seller or any of its Affiliates of a Loan if required pursuant to the terms of the related Loan Purchase and Sale Agreement or by the Limited Guarantor or any of its Affiliates if required pursuant to the terms of the Limited Guaranty, (ii) the purchase by the Seller, the Sponsor or any of their Affiliates of Delinquent Loans or Defaulted Loans; provided that the Aggregate Principal Balance of all Loans sold by the Underlying Trust pursuant to this clause (ii) shall not exceed     of the Aggregate Principal Balance of all Collateral Loans purchased by the Underlying Trust since the Closing Date and each such sale shall be made without recourse, representation or warranty by the Underlying Trust, (iii) the transfer of Collateral Loans in connection with a Permitted Securitization, (iv) a whole loan sale of Collateral Loans by the Underlying Trust to a Person that is not an Affiliate of the Underlying Trust at fair market value; provided that such whole loan sale shall be made without recourse, representation or warranty by the Underlying Trust (except as to good title and absence of liens) and (v) any other transfer, with the prior written consent of the Administrative Agent, and in connection with which for each of the foregoing clauses (i)-(v) the net cash proceeds of such sale are deposited into the Collection Account; provided, however, that no sale of any Collateral Loans shall be a Permitted Sale if, immediately following such sale, the Underlying Trust is no longer in compliance with the Maximum Advance Rate Test; provided further that no sale of Collateral Loans pursuant to clauses (iii) or (iv) shall be a Permitted Sale if the Administrative Agent has provided notice, within five (5) Business Days of receipt of notice pursuant to Section 8.06(a) of this Agreement that such sale will, as reasonably determined by Administrative Agent, result in an adverse selection of Collateral Loans with respect to the Collateral Loans remaining in the Borrowing Base following such sale (except with respect to clause (iv) above, as is necessary to comply with normal and customary eligibility criteria regarding Delinquent Loans so long as no Level I Trigger Event would occur as a result of the sale).

“Permitted Securitization” means any securitization (a) marketed by an investment bank acting as placement agent, underwriter or initial purchaser to one (1) or more institutional investor(s) in a private placement, 144A, 4(a)(2) or SEC-registered offering with respect to which an offering document is provided to investors in advance of pricing of the transaction, or (b) to one or more institutional investors through the device of a grantor trust; provided, that in any such case, the sale and transfer of the related Loans (i) shall be made without recourse, representation or warranty by the Underlying Trust (except as to good title and absence of liens), (ii) may be made to the Sponsor or its Affiliate for substantially contemporaneous sale and transfer to a bankruptcy-remote special purpose entity established to act as the depositor with respect to such Permitted Securitization (and, if applicable, other securitization transactions or grantor trust sales), and (iii) shall not result in the Underlying Trust acting as a “sponsor” of such Permitted Securitization or having any liability with respect to the issuance of any related asset-backed securities under Applicable Law, including the Securities Act, the Exchange Act, the U.S. Risk Retention Rules or the EU Securitisation Regulation.

“Person” means an individual or a corporation, partnership, trust (including a business trust), incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“PIMCO Entities” means the General Partner, the Borrower and the Underlying Trust.

“Pinnacle” means Pinnacle Bank, a Tennessee state-chartered bank.

“Pinnacle Account Control Agreement” means an agreement in form reasonably acceptable to the Administrative Agent among the Borrower, the Administrative Agent and a bank or financial institution establishing “control” within the meaning of the UCC over the Concentration Account or such other account as may be applicable from time to time, including that certain Account Control Agreement, dated as of June 1, 2026, among the Administrative Agent, as secured party, the Concentration Account Bank, as bank and the Borrower, as pledgor.

“Pinnacle Acquisition” means an acquisition by Pinnacle Group resulting in ownership by Pinnacle Group of 50% or more of the voting interests or ownership interests of   .

“Pinnacle Group” means, individually or together, as applicable, Pinnacle and Pinnacle Financial Partners, Inc., a Tennessee corporation.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan), as defined in Section 3(2) of ERISA which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored or maintained by the Borrower, the Underlying Trust or a member of the ERISA Group or to which the Borrower, the Underlying Trust or a member of the ERISA Group is obligated to make (or has made) contributions or has any liability under Title IV of ERISA, with respect to each of the foregoing now or in the past six years.

“Platform” has the meaning specified in Section 11.01(q).

“Post-Default Margin” has the meaning specified in the Fee Letter.

“Pre-Securitization Delinquency Ratio” means, as of the cut-off date with respect to any Permitted Securitization, for each Delinquency Bucket (calculated immediately prior to giving effect to such Permitted Securitization), the ratio (expressed as a percentage) equal to (a) the Principal Balance of all Loans in such Delinquency Bucket (other than Loans previously designated as a Designated Loan) divided by (b) the aggregate Principal Balance of all Loans as of such cut-off date.

“Prime Rate” means the rate of interest per annum equal to the rate last quoted by The Wall Street Journal as the “U.S. prime rate” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. The Administrative Agent or a Required Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Principal Balance” means, with respect to any Collateral Loan, as of any date of determination, the outstanding principal amount of such Collateral Loan (excluding any capitalized interest); provided, if such date of determination is an Addition Date, as of the related Cutoff Date for the Collateral Loans being purchased on such Addition Date.

“Priority of Payments” has the meaning specified in Section 9.01.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Pro Forma Post-Securitization Delinquency Ratio” means, as of the cut-off date with respect to any Permitted Securitization, for each Delinquency Bucket (calculated by giving pro forma effect to such Permitted Securitization), the ratio (expressed as a percentage) equal to (a) the aggregate Principal Balance of all Loans in such Delinquency Bucket (other than Loans previously designated as a Designated Loan) that will not be sold or contributed in connection with such Permitted Securitization, divided by (b) the aggregate Principal Balance of all Loans, as of such cut-off date, that will not be sold or contributed in connection with such Permitted Securitization.

[Intentionally Omitted]

“Purchase Price” has the meaning specified in the related Loan Purchase and Sale Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with,
12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 13.24.

[Intentionally Omitted]

“Qualifying Hedge Counterparty Joinder” means a joinder to this Agreement executed by a Qualifying Hedge Counterparty and acknowledged by the Administrative Agent the form of Exhibit F attached hereto.

“Rating Agency” means any nationally recognized statistical rating organization specified by a Lender in the relevant Rating Request.

“Rating Request” means a written request by a Lender to the Borrower, stating that such Lender intends to request that a Rating Agency issue a private rating to the transactions contemplated by this Agreement.

“Register” has the meaning specified in Section 2.04(b).

“Regulation T”, “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Change” has the meaning specified in Section 2.10(a).

“Regulatory Event” means, with respect to any Collateral Loan, the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order or other judicial or non-judicial sanction, order or ruling by a Governmental Authority having jurisdiction over the related Obligor against any of the Borrower, the Underlying Trust, the Sponsor, the Trustee, the Master Servicer or any of their respective Affiliates that has a material adverse effect on the validity, enforceability or collectability of such Collateral Loan beneficially owned by the Borrower at the time of such determination, or otherwise rendering any Related Document unenforceable, which is not released or terminated in a manner acceptable to the Administrative Agent in its reasonable discretion within 90 calendar days of commencement thereof.

“Related Documents” has the meaning given such term in the related Loan Purchase and Sale Agreement.

“Related Party” has the meaning assigned to it in Section 11.01(e).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, as of any date of determination, one or more Lenders having (i) so long as any Advances are then outstanding, Advances outstanding in an amount greater than    of the aggregate principal amount of Advances then outstanding and (ii) if no Advances are then outstanding, aggregate Percentages greater than    .

“Required Loan Documents” means, for each Collateral Loan, the related Loan Agreement, if any, the Obligor Notes, if any, and continuing guaranty, if any, signed by each guarantor who may be held personally liable for the obligations set forth therein and any other related instruments; provided, however, that all parties acknowledge and agree to that copies of such Required Loan Documents (if provided other than to the Master Servicer, E-Vault Provider, the Verification Agent or Backup Servicer) will exclude the related Obligor name, address, social security number and other personally identifiable information and will instead be referenced by a loan number so as to comply with regulations regarding protection of personally identifiable information.

“Requirements of Law” means as to any Person, the certificate of incorporation, the memorandum and articles of association or the bylaws or other organizational or governing documents of such Person, and any and all federal, State, local or applicable foreign statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements applicable to the Loan, the Facility Documents, Borrower, the Underlying Trust, the Limited Guarantor, the Master Servicer, the Backup Servicer or the Collateral or any portion thereof, including Consumer Laws, credit disclosure laws and regulations, the Fair Labor Standards Act, and all applicable State and federal usury laws.

“Resignation Effective Date” shall have the meaning set forth in Section 11.01(f).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) with respect to the Borrower, a Responsible Officer of the General Partner or any individual duly elected, qualified and acting as manager, president, vice-president, secretary or any other officer having substantially the same authority and responsibility of such Person or of its manager or general partner, as applicable, (b) with respect to the Underlying Trust, any vice president, assistant vice president, secretary, assistant secretary, financial services officer or other officer of the Trustee in its Corporate Trust Office with direct responsibility for the administration of this Agreement and the other Facility Documents; (c) with respect to the Sponsor, a Responsible Officer of the Sponsor or any individual duly elected, qualified and acting as manager, president, vice-president, secretary or any other officer having substantially the same authority and responsibility of such Person or of its manager or general partner, as applicable, (d) with respect to any of the Verification Agent, each Account Bank and the Trustee, as applicable, any vice president, assistant vice president, secretary, assistant secretary, financial services officer or other officer in its Corporate Trust Office with direct responsibility for the administration of this Agreement and the other Facility Documents or the applicable Accounts; and (e) with respect to any of the Master Servicer, the Backup Servicer and any other Person, any individual duly elected, qualified and acting as manager, president, vice-president, secretary or any other officer having substantially the same authority and responsibility of such Person or of its manager or general partner, as applicable.

“Restricted Payments” means the declaration of any distribution or dividends or the payment of any other amount (including in respect of redemptions permitted by the Constituent Documents of the Borrower or the Underlying Trust) to any beneficiary or other equity investor in the Borrower or the Underlying Trust on account of any trust or other equity interest in the Borrower or the Underlying Trust, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase or other acquisition of any trust or other equity interest in the Borrower or the Underlying Trust of any warrants, options or other rights to acquire the same (or to make any “phantom stock” or other similar payments in the nature of distributions or dividends in respect of equity to any Person), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property (including marketable securities), or any payment or setting apart of assets for the redemption, withdrawal, retirement, acquisition, cancellation or termination of any trust or other equity interest in respect of the Borrower or the Underlying Trust.

“Retention Basis Amount” means the nominal value of all Collateral Loans owned by the Borrower from time to time.

“Risk Retention Letter” means that certain risk retention letter, dated as of the Closing Date, by the Risk Retention Sponsor for the benefit of the Lenders.

“Risk Retention Sponsor” means PALCO Holdings 3 LP, a Delaware limited partnership.

“Rule 17g-5” means Rule 17g-5 under the Securities Exchange Act of 1934, as amended, as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Amendments to Rules for Nationally Recognized Statistical Rating Organizations, Exchange Act Release No. 34-61050, 74 Fed. Reg. 63,832, 63,865 (Dec. 4, 2009)) and subject to such clarification and interpretation as may be provided by the SEC or its staff from time to time.

“S&P” means S&P Global Ratings, an S&P Global Rating business, together with its successors.

“Sanctions” means economic, trade, or financial sanctions or embargoes imposed, administered, or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means the United States (including, without limitation, the Office of Foreign Assets Control of the U. S. Department of the Treasury and the U. S. Department of State), the United Kingdom (including, without limitation, His Majesty’s Treasury), the European Union and any EU member state, the United Nations Security Council, and any other relevant sanctions authority.

“Scheduled Funding Termination Date” means the twenty-four month anniversary of the Closing Date.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“SECN” means the securitisation sourcebook of the handbook of rules and guidance adopted by the FCA.

“Secured Parties” means the Administrative Agent, the Lenders, the Hedge Counterparties and their respective permitted successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Seller” means    .

“Servicer” means any of, and “Servicers” means collectively, the Master Servicer and each sub-servicer.

“Servicer Fee” means, for each calendar month, a fee payable to the Master Servicer monthly in arrears on each Payment Date in an amount equal to the amount provided for under the Servicing Agreement (to the extent not retained).

“Servicer Termination Event” means any Servicer Termination Event (as defined in the Servicing Agreement, as supplemented by the Multi-Party Agreement).

“Servicing Agreement” means, collectively, (a) that certain Loan Servicing Agreement, dated as of April 13, 2026 by and among the Master Servicer and the Underlying Trust, or any Successor Servicing Agreement and (b) any Loan Servicing Agreement related to a Loan Purchase and Sale Agreement described in clause (b) of the definition thereof.

“Servicing Standard” has the meaning set forth in Section 3.1 of the Servicing Agreement described in clause (a) of the definition thereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR other than pursuant to clause (iii) of the definition of “Base Rate”.

“Solvent” means, with respect to any Person at any time, a condition under which (a) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time; (b) such Person is able to pay all of its liabilities as such liabilities are expected to mature; and (c) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business. For purposes of this definition: (x) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (y) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (z) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction.

“Specified Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, a tenor of one month as the applicable tenor for such Benchmark, unless such tenor for such Benchmark is no longer available pursuant to Section 2.16(d).

“Sponsor” means PALCO Holdings 3 LP, a Delaware limited partnership.

“Sponsor General Partner” means PALCO Holding A LLC, a Delaware limited liability company.

“SR 2024” means the Securitisation Regulations 2024, as amended.

“Stock” means all shares, options, warrants, membership interests, partnership interests, ownership interests, beneficial interests in a trust, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Strike Price” means, as of any date of determination, an interest rate per annum equal to     at the time of an Interest Rate Cap is executed; provided that prior to or promptly upon a Benchmark Replacement Date, the Borrower and the Facility Agent will mutually agree whether a different interest rate per annum should be designated as the Strike Price.

“Subordinated Loan Agreement” means the Subordinated Loan Agreement, dated as of the date hereof, among the Borrower, as borrower, and the Limited Guarantor, as lender.

“Successor Servicing Agreement” has the meaning specified in the Backup Servicing Agreement.

“Supported QFC” has the meaning specified in Section 13.24.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means

(a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for the Specified Tenor (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day;

(b) for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Disruption Event” means, with respect to any SOFR Advance the occurrence of any event referred to in subsection (a)(i), (a)(ii) or (b) of Section 2.12. A Term SOFR Disruption Event shall be deemed not to have occurred if a “Benchmark” is selected in accordance with Section 2.16.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Three Month Rolling Average Delinquency Ratio” means, as of any Determination Date, the result (expressed as a percentage) obtained by dividing (i) the sum of the Delinquency Ratio, determined as of the last day of each of the three (3) Collection Periods ending immediately prior to such Determination Date by (ii) three (3).

“Three Month Rolling Average Excess Spread Ratio” means, as of any Determination Date, the result (expressed as a percentage) obtained by dividing (i) the sum of the Excess Spread Ratio, determined as of the last day of each of the three (3) Collection Periods ending immediately prior to such Determination Date by (ii) three (3).

“Trustee” means UMB Bank, National Association, a national banking association, not in its individual capacity but solely as owner trustee, and any successor owner trustee, of the Underlying Trust.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Administrative Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Bank Holiday” means any day that is a legal holiday under the laws of the UK or any other day on which banks are authorized or required to close in the UK.

“UK Business Day” means any day in the UK other than a Saturday, Sunday or a UK Bank Holiday.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within the scope of the rules in the FCA Handbook relating to the Bank Recovery and Resolution Directive (as amended from time to time, including to reflect The Bank Recovery and Resolution and Miscellaneous Provisions (Amendment) (EU Exit Regulations) 2018) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Underlying Trust” has the meaning specified in the preamble of this Agreement.

“Underlying Trust Agreement” means the Trust Agreement of the Underlying Trust, dated as of February 17, 2026.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unmatured Event of Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default pursuant to Section 6.01(d), (i), (k), (l), (q) or (r).

“Up-Front Fee” has the meaning specified in the Fee Letter.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” has the meaning specified in Section 13.03(g).

“U.S. Risk Retention Rules” means the final rules, which require a “sponsor” of a securitization transaction (or a majority-owned affiliate of the sponsor) to retain a portion of the credit risk of the asset-backed securities transaction, adopted in October 2014 by the Federal Deposit Insurance Company, the Federal Housing Finance Agency, the Office of the Comptroller of the Currency of the Department of the Treasury, the SEC, the Board of Governors of the Federal Reserve System and the U.S. Department of Housing and Urban Development to implement the credit risk retention requirements of Section 15G of the Exchange Act as added by Section 941 of the Dodd Frank Act.

“U.S. Special Resolution Regimes” has the meaning specified in Section 13.24.

“Verification Agent” means any Person party to a Verification Agent Agreement acting as Verification Agent and that has been approved in writing by the Administrative Agent. For the avoidance of doubt, the Administrative Agent has approved Wilmington Savings Fund Society, FSB, a national banking association, to act as the Verification Agent.

“Verification Agent Agreement” means a verification agent agreement to be entered into following the Closing Date (in a form reasonably acceptable to the Administrative Agent) by and among the Borrower, the Seller, the Verification Agent and the Administrative Agent as it relates to the verification duties set forth therein.

“Verification Agent Certificate” means the report delivered by the Verification Agent to the Borrower, the Underlying Trust and the Administrative Agent, in the form attached as Exhibit B to the Verification Agent Agreement, regarding the Loans.

“Vintage” means each group of Collateral Loans with an Origination Date in the same calendar quarter.

“Volcker Rule” has the meaning specified in Section 4.01(o).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (vi) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (viii) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (ix) each reference to time without further specification shall mean New York City time and (x) the parties hereto acknowledge and agree that any action which the Borrower is required or permitted to take under this Agreement or the other Facility Documents may be taken by the General Partner on behalf of the Borrower, and any action which the Underlying Trust is required or permitted to take under the Facility Documents may be taken by the Trustee or by such other Persons authorized pursuant to the Underlying Trust Agreement.

Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

Section 1.04. Calculation Procedures and Other Terms. In connection with all calculations required to be made pursuant to this Agreement with respect to any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on any other amounts that may be received for deposit in the Collection Account or the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect as of such date of determination or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c) References in this Agreement to the Borrower’s or the Trustee’s (on behalf of the Underlying Trust) “purchase” or “acquisition” of a Collateral Loan include references to the Underlying Trust’s acquisition of such Collateral Loan by way of a sale and/or contribution from the Seller.

(d) For purposes of this Agreement, any Event of Default or Servicer Termination Event shall be deemed to be continuing until (in the case of an Event of Default) it is waived or (in the case of a Servicer Termination Event) it is waived, revoked, cured or otherwise ceases to exist in accordance with the provisions set forth herein or in the applicable Facility Document.

(e) Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars.

(f) When determining the Collateral Loans, or portions thereof, that constitute Excess Concentration Amounts, it is understood that a Collateral Loan (or portion thereof)

that falls into more than one category of Excess Concentration Amounts will be deemed, solely for purposes of such determinations, to fall only into the category or categories that produce the highest Borrowing Base at such time (without duplication).

Section 1.05. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

ADVANCES

Section 2.01. [Reserved].

[Intentionally Omitted]

Section 2.03. Borrowing Procedure.

(a) Notice of Borrowing. In order to request a Borrowing, the Borrower shall deliver by hand or electronic means to the Administrative Agent a duly completed written notice (a “Notice of Borrowing”) for such Borrowing in the form of Exhibit A hereto, dated the date the Notice of Borrowing is being delivered, signed by a Responsible Officer of the Borrower (which notice shall be irrevocable and effective upon receipt) not later than 11:00 am (New York time) one (1) UK Business Day prior to the applicable Borrowing Date, together with drafts of the related Maximum Advance Rate Test Calculation Statement as of the applicable Borrowing Date and the related Data Tape containing a schedule of Collateral Loans to be pledged in connection with such requested Borrowing and, if an Interest Rate Cap Trigger Event has occurred, a proposed Expected Amortization Profile taking into account the Collateral Loans being pledged on the proposed Borrowing Date. The Borrower shall deliver to the Administrative Agent, no later than 5:00 pm (New York time) on the Business Day immediately prior to the applicable Borrowing Date, final versions of the related Maximum Advance Rate Test Calculation Statement as of the applicable Borrowing Date and the related Data Tape containing a schedule of Collateral Loans to be pledged in connection with such requested Borrowing and, if an Interest Rate Cap Trigger Event has occurred, an agreed updated Expected Amortization Profile. Each Lender shall be deemed to have provided consent to the final version of the related Maximum Advance Rate Test Calculation Statement and the updated Expected Amortization Profile, if any, if the Administrative Agent has not received a written objection prior to 9:00 am (New York time) on the applicable Borrowing Date (it being understood that such consent shall not relieve the Borrower of any objection with respect to such Maximum Advance Rate Calculation Statement). The Notice of Borrowing shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) the proposed Borrowing Date (which shall be a U.S. Government Securities Business Day falling on or prior to the Funding Termination Date) of the requested Advance; and (ii) the aggregate amount of the proposed Borrowing, provided that, each requested Borrowing shall comply with the requirements set forth in Section 2.02.

(b) Funding by the Lender. Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the amount of the requested Advance and each Lender shall calculate the applicable interest rate, to be funded by the related Lender on the proposed Borrowing Date. Each Lender shall in its sole discretion determine whether the applicable conditions set forth in Article III of this Agreement have been met and shall in its sole discretion make the applicable requested amount available on the applicable Borrowing Date by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 10:00 a.m. (New York City time) on the Borrowing Date, and the Administrative Agent shall remit the amounts so received by wire transfer of immediately available funds to an account identified by the Borrower in the Notice of Borrowing in such amount as set forth in the Notice of Borrowing unless Standard Chartered Bank is the sole Lender, in which case the Lender shall in its sole discretion make the applicable requested amount available on the applicable Borrowing Date by wire transfer of immediately available funds to an account identified by the Borrower in the Notice of Borrowing in such amount as set forth in the Notice of Borrowing; provided, that such Borrowing Date is not a UK Bank Holiday. For the avoidance of doubt, nothing herein shall obligate any Lender to fund any Advance or entitle the Borrower to obtain any amounts unless all conditions precedent set forth in Section 3.02 have been fully satisfied.

In determining compliance with any condition hereunder to the funding of any Advance or other action that by its terms must be fulfilled to the satisfaction of any Lender, the Administrative Agent may presume that such condition is satisfactory to each Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or counsel prior to the funding of such Advance or taking of such other action.

(c) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Borrowing Date that such Lender does not intend to make available to the Borrower the amount of such Lender’s Advance requested on such Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Borrower on such Borrowing Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Borrowing Date. Nothing in this Section 2.03(c) shall be deemed to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything to the contrary in this paragraph, the Administrative Agent shall have no obligation to make funds available to the Borrower in respect of any Advance to the extent that any Lender has not made its Advance available to the Borrower in accordance with this paragraph.

Section 2.04. Evidence of Indebtedness.

(a) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it, including the amounts of principal and interest thereon and paid to it, from time to time hereunder.

(b) Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Administrative Agent shall maintain, acting solely for purposes of this subsection as a non-fiduciary agent for the Borrower, at the address listed for the Administrative Agent in Schedule 3 of this Agreement, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the applicable Lenders, and the principal amount (and stated interest) of the applicable Advances owing to, each such Lender pursuant to the terms hereof from time to time (each, a “Register”). The entries in a Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in a Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Borrower and any applicable Lender at any reasonable time and from time to time upon reasonable prior notice. The Advances made pursuant hereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the applicable Register, and no assignment or transfer of Advances made pursuant hereto shall be effective unless such assignment or transfer shall have been recorded in the applicable Register by the Administrative Agent as provided in this Section 2.04(b) (and subject to compliance with the assignment provisions set forth in Section 13.06). In the event of a conflict between information contained in the applicable Register and information contained in any promissory note, any loan note or the account maintained by the applicable Lender pursuant to subsection (b) above, the applicable Register shall control absent manifest error.

(c) Effect of Entries. The entries made in the records maintained pursuant to paragraph (a) or (b) of this Section 2.04 shall be prima facie evidence, absent obvious error, of the existence and amounts of the Obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

(d) Loan Notes. Any Lender (or the Administrative Agent at its request and on its behalf) may request that Advances made hereunder be evidence by a Loan Note. In such event, the Borrower shall execute and deliver to such Lender a Loan Note payable to such Lender and its registered assigns.

[Intentionally Omitted]

Section 2.07. Exit Fee, Up-Front Fees, and Other Fees.

(a) If the Borrower terminates this Agreement or otherwise prepays all or any portion of the outstanding principal balance of any Advances, except with respect to any mandatory prepayments pursuant to Section 2.06(b), the Borrower shall pay the Administrative Agent and the Lenders the applicable Exit Fee as set forth in the Fee Letter.

(b) On the dates specified in the Fee Letter, the Borrower shall pay the Up-Front Fee and all such other fees as are set forth therein.

(c) All fees payable under this Section 2.07 shall be paid, in immediately available funds, to the applicable Lenders and the Administrative Agent. Subject to Section 9.01(c), once paid, no fees shall be refundable under any circumstances unless otherwise provided under the Fee Letter.

Section 2.08. Maximum Lawful Rate. It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law or Applicable Consumer Law. Accordingly, anything herein to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.

Section 2.09. [Reserved].

Section 2.10. Increased Costs.

(a) If (i) the introduction of or any change in or in the application or implementation of any Applicable Law or GAAP or other applicable accounting policy after the date hereof, or (ii) the compliance with any guideline or change in the application or implementation of any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof (each of the foregoing, a “Regulatory Change”):

(i) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of any Affected Person, deposits or obligations with or for the account of any Affected Person or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Person, or credit extended by any Affected Person;

(ii) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Person;

(iii) shall impose any other condition (other than with respect to Taxes) affecting any Advance owned or funded in whole or in part by any Affected Person, or its obligations or rights, if any, to make Advances or to provide funding therefor;

(iv) shall subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(v) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges; or

(vi) shall cause an internal capital or liquidity charge or other imputed cost to be assessed upon any Affected Person which, in the sole discretion of such Affected Person, is allocable to the Borrower or to the transactions contemplated by this Agreement;

and (iii) the result of any of the foregoing is or would be:

(vii) to increase the cost to or to impose a cost on an Affected Person funding or making or maintaining any Advance, or

(viii) to reduce the amount of any sum received or receivable by an Affected Person under this Agreement, or

(ix) to reduce the rate of return on the capital of an Affected Person as a consequence of its obligations hereunder,

then within thirty (30) days after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Borrower shall pay directly to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional or increased cost or such reduction in accordance with the Priority of Payments; provided that (i) each Lender will use commercially reasonable efforts (at the Borrower’s expense) to mitigate the amount of the additional amounts associated with such event, including designating a different lending office for the Advances of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, result in any economic, legal or regulatory disadvantage to such Lender, (ii) no Lender shall discriminate against the Borrower in making any claim for compensation under this Section 2.10, and no Lender shall treat the Borrower less favorably than such Lender’s other similarly situated borrowers from the same lending office under other similar secured consumer financing facilities and (iii) no penalties and interest over such additional or increased cost or reduction shall be payable with respect to any period prior to such notification. For the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank Act”); (ii) the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems,” as updated from time to time (“Basel III”), including without limitation, any publications addressing the liquidity coverage ratio (“LCR”) or the supplementary leverage ratio (“SLR”); (iii) the CRD; or (iv) any implementing laws, rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the Dodd Frank Act, Basel III or the CRD (whether or not having the force of law), and in each case all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Parties as of the Closing Date, regardless of the date enacted, adopted or issued, and such additional amounts which are sufficient to compensate such Affected Person for such increase in capital or liquidity or reduced return in accordance with the Priority of Payments. If any Affected Person becomes entitled to claim any additional amounts pursuant to this Section 2.10, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. Each Lender will furnish to the Borrower and each Account Bank calculations (which shall be certified by such Lender and such certification shall be deemed conclusive absent manifest error) setting forth in reasonable detail (x) the events giving rise to such additional costs, (y) the basis for determining and allocating such additional costs and (z) the amount of each request by such Lender for compensation under paragraph (a) and (b) of this Section 2.10 (subject, however, to any limitations such Lender may require in respect of disclosure of confidential information relating to its capital structure), together with a statement that the determinations and allocations made in respect of the additional costs comply with the provisions of this Section 2.10, including as provided by the last proviso of this paragraph (a). Determinations and allocations by any Lender for purposes of this Section 2.10 of the effect of any Regulatory Change pursuant to paragraphs (a) or (b) of this Section 2.10, or of the effect of capital maintained pursuant to paragraph (b) of this Section 2.10, on its costs or rate of return of maintaining any Advance or its obligation to make any Advance, or on amounts receivable by it in respect of any Advance, and of the amounts required to compensate such Lender under this Section 2.10, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis and, in the case of allocations, are made fairly.

(b) Notwithstanding anything in this Section 2.10 to the contrary, (i) if any Affected Person fails to give demand for amounts or losses incurred in connection with this Section 2.10 within 180 days after it obtains knowledge that it is subject to increased capital requirements or has incurred other increased costs, such Affected Person shall, with respect to amounts payable pursuant to this Section 2.10, only be entitled to payment under this Section 2.10 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Person does give such demand (except that, if the Regulatory Change giving rise to such increased capital requirements or increased costs is retroactive, then such 180 day period shall be extended to include the period of retroactive effect thereof) and (ii) the Borrower shall not be required to pay to any Affected Person (x) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Facility Document, (y) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or any other Facility Document or (z) any amount, if such amount constitutes Taxes (which shall be governed by Section 13.03) other than Taxes described in Section 2.10(a)(ii)(D).

(c) If any Lender requests compensation under this Section 2.10, then such Lender shall (at the request of the Borrower and subject to overall policy considerations of such Lender) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. The Borrowers shall not be required to make payments under this Section 2.10 to any Lender if (A) the claim arises out of a voluntary relocation by such Lender of its applicable lending office (it being understood that any such relocation effected pursuant to Section 2.10(c) is not “voluntary”), or (B) such Lender is not seeking similar compensation for such costs from its similarly situated borrowers from the same applicable lending office under other similar secured consumer financing facilities. Upon a Lender exercising its rights under this Section 2.10 and charging the Borrower for increased costs upon a Regulatory Change, the Borrower may, at its option, prepay such Lender the entire amount of any outstanding Obligations owed to such Lender and no Exit Fee will be due to such Lender in connection with any such prepayment.

Section 2.11. Compensation for Losses. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Dates, following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts), in accordance with the Priority of Payments for all losses, expenses and liabilities (including any loss, cost or expense arising from the liquidation or redeployment of such funds or any fees payable but excluding loss of anticipated profits), which such Affected Person may sustain in the event of (a) the payment of any principal of any SOFR Advance other than on the last day of the Interest Accrual Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Advance other than on the last day of the Interest Accrual Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Advance on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.06 and is revoked in accordance therewith). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section (accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be delivered to the Borrower and shall be conclusive absent manifest error.

Section 2.12. Inability to Determine Rates; Illegality. (a) Subject to Section 2.16, if, on or prior to the first day of any Interest Accrual Period for any SOFR Advance:

(b) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof; or

(c) the Required Lenders determine that for any reason in connection with any request for a SOFR Advance or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Accrual Period with respect to a proposed SOFR Advance does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Required Lenders have provided notice of such determination to the Administrative Agent.

then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Interest Accrual Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Interest Accrual Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Advances in the amount specified therein and (ii) any outstanding affected SOFR Advances will be deemed to have been converted into Base Rate Advances at the end of the applicable Interest Accrual Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.11. Subject to Section 2.16, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Advances shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(d) If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances or to convert Base Rate Advances to SOFR Advances, shall be suspended, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Advances to Base Rate Advances (the interest rate on which Base Rate Advances shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate”), on the last day of the Interest Accrual Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Advances to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.11.

Section 2.13. Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case maybe, as to such obligations, all as though such payment had not been made.

Section 2.14. Post-Default Interest. The Borrower shall pay interest on all Obligations outstanding for the period from and after the occurrence and continuance of an Event of Default (and the expiration of any applicable cure period) until the date the Obligations are paid in full at the applicable rate set forth under clause (b) of the definition of “Interest Rate”. Interest payable at such rate shall be payable on each Payment Date in accordance with the Priority of Payments.

Section 2.15. Payments Generally.

(a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement, shall be paid by the Borrower to the applicable Account Bank for further distribution pursuant to the terms of this Agreement (including the Priority of Payments) and the applicable Account Control Agreement for the account of the applicable recipient in Dollars, in immediately available funds, in accordance with the Priority of Payments. The Administrative Agent and each Lender shall provide wire instructions to the Borrower and Account Bank and the Administrative Agent. Payments must be received by the Administrative Agent for the account of the Lenders on or prior to 4:00 p.m. (New York City time) on a Business Day; provided that, payments received by the Administrative Agent after 4:00 p.m. (New York City time) on a Business Day will be deemed to have been paid on the next following Business Day.

(b) Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed. In computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by a Lender or the Administrative Agent under this Agreement shall be conclusive absent manifest error.

[Intentionally Omitted]

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Effectiveness. This Agreement shall become effective once the Administrative Agent shall have received, reviewed and approved prior to making the initial Advance, the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) each of the Facility Documents (other than the Backup Servicing Agreement and the Verification Agent Agreement) and Program Documents duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(b) true and complete copies of the Constituent Documents of the General Partner, the Borrower, the Underlying Trust, the Seller and the Sponsor as in effect on the Closing Date;

(c) [reserved];

(d) a certificate of a Responsible Officer of the Sponsor certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members (or those of its general partner or other governing body, as the case may be) approving the relevant Facility Documents to which it is a party and the transactions contemplated thereby, (iii) a recent good standing certificate issued by the secretary of state of its state of incorporation/formation and (iv) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(e) a certificate of a Responsible Officer of the General Partner and the Borrower certifying (i) as to its Constituent Documents, (ii) a recent good standing certificate issued by the secretary of state of its state of formation and (iii) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(f) a certificate of a Responsible Officer of     as Master Servicer and Seller certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving the Facility Documents to which it is a party and the transactions contemplated thereby, (iii) a good standing certificate issued by the secretary of state of its state of incorporation/formation and (iv) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(g) a certificate of a Responsible Officer of each Account Bank certifying (i) as to its Constituent Documents, (ii) a certificate of corporate existence, issued by the comptroller of the currency, and (iii) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(h) evidence reasonably satisfactory to it that the Collection Account and the Concentration Account shall have been established and that the Account Control Agreements covering each such account shall have been executed and delivered by the applicable parties and shall be in full force and effect;

(i) copies of proper financing statements, to be duly filed on the Closing Date, under the UCC in all jurisdictions that the Administrative Agent deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement, including without limitation, financing statement(s) against the Seller assigned to the Administrative Agent;

(j) results of a recent UCC, tax lien, judgment lien, litigation, bankruptcy and other equivalent searches made with respect to    , the Borrower and the Underlying Trust in all appropriate jurisdictions together with copies of all such filings disclosed by such search;

(k) copies of proper lien release documents and filings (including UCC-3 termination statements), if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower, the Seller or any other transferor;

(l) legal opinions (addressed to each of the Secured Parties) of (i) Clifford Chance US LLP, counsel to the General Partner, the Borrower and the Sponsor, covering such matters as the Administrative Agent and its counsel shall reasonably request, including but not limited to, enforceability, power, authority, no-conflict, execution and delivery, UCC and other security interest matters, substantive consolidation matters, Volcker Rule and Investment Company Act and (ii) Faegre Drinker Biddle & Reath LLP, counsel to the Trustee, covering such matters as the Administrative Agent and its counsel shall reasonably request, including but not limited to, power, authority, no-conflict, and execution and delivery by the Trustee;

(m) completion by the Administrative Agent of “Know Your Customer” and due diligence in respect of Pinnacle, County Bank, the Seller, the Borrower, the Underlying Trust and the Sponsor;

(n) a certificate of a Responsible Officer of the General Partner, the Borrower and the Underlying Trust to the effect that (i) the representations and warranties of the General Partner, the Borrower and the Underlying Trust in each Facility Document are true and correct as of the Closing Date, (ii) that no Unmatured Event of Default, Event of Default, Amortization Event, Backup Servicer Event of Default or Servicer Termination Event shall have occurred and be continuing as of the Closing Date and (iii) each of the General Partner, the Borrower and the Underlying Trust has complied with their respective covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date;

(o) unless attached as an exhibit to any Facility Document delivered on the Closing Date, true, complete and correct copies of the Collection Policies, the Credit Policies and Servicing Standard then in effect; and

(p) such other opinions, instruments, certificates and documents from the General Partner, the Borrower and the Underlying Trust as the Administrative Agent or any Lender shall have reasonably requested.

Section 3.02. Conditions Precedent to each Advance. The Lender shall not make an Advance on a Borrowing Date unless the following conditions have been fulfilled:

(a) the Administrative Agent and the Lender shall have received a Notice of Borrowing with respect to such Advance (including the Maximum Advance Rate Test Calculation Statement attached thereto and Data Tape, all duly completed) delivered in accordance with Section 2.03;

(b) immediately after the making of an Advance on the applicable Borrowing Date, the aggregate outstanding principal balance of the Advance shall be less than or equal to the Maximum Available Amount at such time as demonstrated in the calculations attached to the applicable Notice of Borrowing;

(c) the Funding Termination Date shall not have occurred and will not occur as a result of making such Advance;

(d) if the Advance related to any Collateral that has been assigned the Underlying Trust by a purchaser under a Loan Purchase and Sale Agreement described in clause (b) of the definition thereof, an executed copy of such Loan Purchase and Sale Agreement has been delivered to the Administrative Agent and the Administrative Agent has reasonably agreed that such Loan Purchase and Sale Agreement satisfied the definition of Loan Purchase and Sale Agreement;

(e) with respect to the first Advance only, the Administrative Agent, the Servicer and the Borrower shall have agreed to a form of Monthly Report;

(f) each of the representations and warranties of the General Partner, the Borrower and the Trustee on behalf of the Underlying Trust contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of the applicable Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(g) no Unmatured Event of Default, Event of Default, Amortization Event, Servicer Termination Event or Backup Servicer Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;

(h) the Lender shall have elected to make such Advance in its sole and absolute discretion;

(i) the Borrower shall have delivered on each Borrowing Date, the related Data Tape and Required Loan Documents to the Verification Agent in accordance with the terms of the Verification Agent Agreement;

(j) the Borrower shall be in compliance with the Hedge Requirements;

(k) to the extent not covered by a written release previously delivered to the Administrative Agent, the Administrative Agent shall have received a written release of liens from any existing lender or any other Person holding a lien on Collateral Loans being sold to the Underlying Trust on the applicable Borrowing Date, together with filings (including UCC-3 termination statements), if any, necessary to release all such liens;

(l) the Borrower shall have paid all fees, expenses and other amounts due and payable under the Fee Letter and this Agreement;

(m) the following shall have occurred with respect to each Loan to be purchased on the applicable Borrowing Date: each Loan and all Required Loan Documents for such Loan shall have been transferred to the Electronic Loan Vault;

(n) evidence that (x) all fees and expenses payable to the Administrative Agent and each Lender on or prior to the effectiveness of this Agreement pursuant to the Fee Letter, this Agreement or otherwise have been received; and (y) with respect to the first Advance only, the accrued fees and expenses of Herbert Smith Freehills Kramer (US) LLP, counsel to the Administrative Agent, in connection with the transactions contemplated hereby (subject to the cap on such fees set forth in Section 13.04(a)) shall have been paid or shall be paid out in connection with such Advance;

(o) with respect to the first Advance only, the Administrative Agent shall have received a form of the Monthly Report from the Borrower (or the Master Servicer on its behalf), in a form reasonably acceptable to the Administrative Agent in accordance with Section 8.05;

(p) the Closing Date shall have occurred or shall occur upon the funding of the Advance; and

(q) if an Interest Rap Cap Trigger Event has occurred, the Borrower and the Administrative Agent shall have agreed to an updated Expected Amortization Profile, which such schedule shall replace the then operative Expected Amortization Profile.

The acceptance of the proceeds of an Advance by the Borrower shall constitute a representation and warranty by the Borrower that all conditions precedent to the making of such Advance have been satisfied.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

[Intentionally Omitted]

ARTICLE V COVENANTS

Section 5.01. Affirmative Covenants of the Borrower and the Trustee. The Borrower, on its own behalf and on behalf of the Underlying Trust, and the Trustee (on behalf of the Underlying Trust), as applicable, each covenants and agrees that until the date that all Obligations have been paid in full:

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, including, without limitation, all Consumer Laws applicable to the Collateral Loans and its activities and obligations as contemplated by the Facility Documents, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises (including, without limitation, all consumer lending, servicing and debt collection licenses or qualifications applicable to the Collateral Loans and its activities contemplated by the Facility Documents), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document and in all material respects with its Constituent Documents to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents, its Constituent Documents and the Related Documents to which it is a party, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Promptly (and in any event not later than three (3) Business Days) after receipt from, or on behalf of,    of any request to amend or otherwise modify or waive any provision of the Loan Purchase and Sale Agreement, the Servicing Agreement or the Servicing Standards, the Borrower shall deliver such requests to the Administrative Agent.

(b) Enforcement. It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (x) amendments to Related Documents that govern Defaulted Loans or Ineligible Collateral Loans or that are otherwise reasonably deemed by the Master

Servicer to be necessary, immaterial, or beneficial, taken as a whole, to the Borrower and the Underlying Trust and (y) enforcement actions taken or work-outs with respect to any Defaulted Loan by the Master Servicer in accordance with the provisions of the Servicing Agreement, (C) actions by the Master Servicer in conformity with this Agreement or any other Facility Document or as otherwise required hereby or thereby, as the case may be and (D) a requirement by Applicable Law, applicable Consumer Law or by the terms of the Related Documents. The Borrower and the Underlying Trust will punctually perform, and use its reasonably commercial efforts to cause the Master Servicer and such other Persons (other than the Lenders and the Administrative Agent) to perform, all of their obligations and agreements contained in this Agreement or any other Facility Document and any Related Documents.Further Assurances. The Borrower and the Underlying Trust will each take such reasonable action from time to time as shall be necessary to ensure that all assets (including the Collection Account and the Concentration Account but excluding funds released to the Borrower for its own account pursuant to the Priority of Payments) of the Borrower and the Underlying Trust constitute “Collateral” hereunder. The Borrower and the Underlying Trust will, and promptly upon the reasonable request of the Administrative Agent or the Required Lenders (through the Administrative Agent) shall, at the Borrower’s or the Underlying Trust’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Administrative Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower and the Underlying Trust for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens), including all further actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents. Without limiting its obligation to maintain and protect the Administrative Agent’s first priority security interest in the Collateral, the Borrower or the Underlying Trust authorizes the Administrative Agent to file or record financing statements (including financing statements describing the Collateral as “all assets” or the equivalent) and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as are necessary to perfect the security interests of the Administrative Agent under this Agreement under each method of perfection required herein with respect to the Collateral, provided, that the Administrative Agent does not hereby assume any obligation of the Borrower or the Underlying Trust to maintain and protect its security interest under this Section 5.01 or Section 7.07. The Borrower and the Underlying Trust will, in connection therewith, deliver such proof of corporate action, incumbency of officers or other documents as are reasonably requested by the Administrative Agent to evidence appropriate authority of the officers signing or authorizing any such documents, instruments or filings.

(d) Reporting and Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender):

(i) as soon as possible, and in any event within five (5) Business Days after a Responsible Officer of the Borrower or the Underlying Trust obtains actual knowledge of the occurrence and continuance of (A) an Amortization Event, (B) an Unmatured Event of Default, (C) an Event of Default, (D) a Servicer

Termination Event or (E) a Backup Servicer Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(ii) from time to time such additional information regarding the Borrower’s or the Underlying Trust’s financial position or business and the Collateral (including reasonably detailed calculations of the Maximum Advance Rate Test, the Delinquency Ratio, the Excess Spread Ratio, the Cumulative Net Loss Ratio, the Three Month Rolling Average Delinquency Ratio, the Three Month Rolling Average Excess Spread Ratio, the Level I Tripped Vintage CNL Ratio and the Level II Tripped Vintage CNL Ratio) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may request if reasonably available to the Borrower or the Underlying Trust;

(iii) promptly after the occurrence of any ERISA Event that reasonably could be expected to result in a Material Adverse Effect, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;

(iv) as soon as possible, and in any event within five (5) Business Days after a Responsible Officer of the Borrower or the Underlying Trust obtains actual knowledge of the service of process on the Borrower or the Underlying Trust, or any agent thereof for service of process, in respect of any governmental inquiry, legal process, litigation, arbitration, or administrative, regulatory, judicial or quasi-judicial investigation affecting such Person (x) that questions or challenges the validity or enforceability of any of the Facility Documents or (y) in which the amount in controversy exceeds     for the Borrower or the Underlying Trust or (z) that irrespective of the amount in controversy, if adversely determined could reasonably be expected to have a Material Adverse Effect on any such Person;

(v) as soon as possible, and in any event within three (3) Business Days after a Responsible Officer of the Borrower or the Underlying Trust obtains actual knowledge of entry of a judgment or decree in respect of the Borrower or the Underlying Trust, its assets, or any of its Collateral in an amount that exceeds     for the Borrower or the Underlying Trust, respectively;

(vi) notice of any material amendment, restatement, termination, waiver, supplement, replacement, consent or approval with respect to a Loan Purchase and Sale Agreement, the Servicing Agreement and any other Facility Document, including, but not limited to, the Servicing Standard and similar documentation (and excluding the Collection Policies and the Credit Policies), which the Administrative Agent is not a party to, prior to the execution of, or agreement to, such amendment, restatement, termination, waiver, supplement, replacement, consent or approval by Borrower;

(vii) as soon as possible, and in any event within ten (10) Business Days of receipt of a written request from the Administrative Agent (including via email),

(x) the Borrower or the Underlying Trust, as applicable, shall deliver to the Administrative Agent any financial statements or agreed upon procedures reports required to be delivered to the Borrower or the Underlying Trust pursuant to Section 8.1(n) of the Servicing Agreement and (y) the Borrower shall deliver to the Administrative Agent any other notices, documents, records, reports or other written information specifically requested by the Administrative Agent in writing (including via email) and that    as “Seller” or “Servicer” is required to deliver to Borrower or the Underlying Trust pursuant to the Loan Purchase and Sale Agreement or the Servicing Agreement; and

(viii) upon, and in any event within five (5) Business Days after, the Borrower or the Underlying Trust becoming aware of any event or change in circumstances that has had or could reasonably be expected to have a Material Adverse Effect on the Borrower or the Underlying Trust or to cause an Event of Default.

(e)	Books and Records; Access to Records and Documents.

(i) The Borrower shall maintain accurate and complete books and records with respect to its Collateral and business operations. All accounting books and records of the Borrower shall be maintained in accordance with GAAP.

(ii) No more than once per calendar year (prior to an Event of Default), upon reasonable advance notice and during normal business hours, it shall permit the Administrative Agent, jointly with, at the invitation of the Administrative Agent, each Lender (or any Person designated by the Administrative Agent or such Lender) to visit and inspect and make copies thereof at reasonable intervals and conduct evaluations and appraisals of the Borrower’s calculation of the Borrowing Base and the components of the Monthly Report (including cash receipt and application and calculation of ratios) in connection with an AUP Report (and such first AUP Report shall be delivered within thirty (30) days of the Closing Date and afterwards every 12 (twelve) months) or otherwise of (i) the Borrower’s and the Underlying Trust’s books, records and accounts relating to its business, financial condition, operations, assets, the Collateral and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) all of its Related Documents.

(iii) The Borrower shall be responsible for all costs and expenses related to such audits incurred hereunder, including the preparation of each AUP Report, and related to any audits incurred under the Multi-Party Agreement, including the preparation of each AUP Report, up to a maximum of     per year.

(iv) The Borrower and the Underlying Trust shall also consult with the Administrative Agent (or any Person designated by the Administrative Agent) in connection with any exercise of any similar inspection rights granted to it with respect to any Master Servicer, any sub-servicer or the Seller, and will use commercially reasonable efforts to have the findings of any such inspection provided directly to the Administrative Agent, or will promptly provide any such findings provided to it in connection with the exercise of such inspection rights to the Administrative Agent. In the event the Borrower or the Underlying Trust has not exercised any such inspection rights granted to it, the Administrative Agent may request the Borrower or the Underlying Trust exercise such rights, and the Borrower and the Underlying Trust will comply with any such reasonable request to exercise inspection and audit rights.

(f) Use of Proceeds. The Borrower shall use the proceeds of each Advance made hereunder solely to fund or pay the purchase price of Collateral Loans (other than Ineligible Collateral Loans) acquired or to be acquired by the Underlying Trust in accordance with the terms and conditions set forth herein. Without limiting the foregoing, it shall use the proceeds of the Advances in a manner that does not violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.

(g) Verification Agent Certificate. Within five (5) days following each Borrowing Date, the Borrower shall cause the Verification Agent to have delivered to Administrative Agent (or to Borrower, and Borrower shall have delivered to Administrative Agent) in accordance with the terms of the Verification Agent Agreement, the Verification Agent Certificate.

(h) No Other Business. Neither the Borrower nor the Underlying Trust shall engage in any business or activity other than borrowing Advances pursuant to this Agreement, originating, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Loans and the other Collateral in connection therewith and entering into the Facility Documents, any applicable Related Documents and any other agreements contemplated by this Agreement, and activities incidental thereto.

(i) Tax Matters. While any Advance is outstanding, the Borrower and the Underlying Trust shall not make an election under U.S. Treasury Regulation § 301.7701-3 to cause the Borrower or the Underlying Trust to be treated as an association taxable as a corporation. The Borrower and the Underlying Trust shall pay and discharge all material Taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except to the extent that the Borrower or the Underlying Trust shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges and adequate reserves having been set aside for the payment thereof in accordance with GAAP, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(j) Collections. The Underlying Trust shall, or shall direct the Master Servicer and each sub-servicer engaged by the Master Servicer to, cause all Collections in respect of the Collateral to be deposited into the Concentration Account and the related lockbox or, with respect to a sub-servicer, to such sub-servicer’s servicing account. The Underlying Trust shall, or shall direct the Master Servicer to, transfer and deposit (or cause to be transferred and deposited) all Collections in respect of the Collateral on deposit in the Concentration Account to the Collection Account by electronic transfer, wire transfer or automatic clearing house by no later than the close of business on the second Business Day immediately following the day such amounts are received in the Concentration Account or such related lockbox. The Underlying Trust shall direct the Master Servicer to cause each sub-servicer engaged by the Master Servicer to transfer and deposit (or cause to be transferred and deposited) all Collections in respect of the Collateral to the Concentration Account by electronic transfer, wire transfer or automatic clearing house by no later than the close of business on the third Business Day immediately following the day such amounts are received by such sub-servicer. The Borrower and the Underlying Trust shall, or shall direct the Master Servicer to, ensure that no Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Collection Account or the Concentration Account, or the right to take dominion and control of the Collection Account or the Concentration Account a future time or upon the occurrence of a future event; provided, however, that nothing herein shall be deemed to preclude the Borrower and the Underlying Trust from granting the Master Servicer access to the Collection Account or the Concentration Account for so long as the Master Servicer is acting in such capacity hereunder for purposes consistent with the terms of this Agreement. If any of the Borrower, the Underlying Trust or the Master Servicer shall receive any Collections or other proceeds of the Collateral Loans or any other Collateral in any account other than the Collection Account or the Concentration Account (or the related lockbox or any replacement lockbox account or ACH concentration account), the Borrower or the Underlying Trust shall hold, and shall direct the Master Servicer to hold, such Collections or proceeds in trust for the benefit of the Administrative Agent and the Secured Parties, and shall deposit, and shall direct the Master Servicer to deposit, such Collections into the Collection Account no later than the close of business on the second Business Day immediately following the day such amounts are received.

(k) Priority of Payments. The Borrower shall ensure all Collections are applied solely in accordance with Section 9.01 and the other provisions of this Agreement.

(l) Underlying Trust May Own Ineligible Collateral Loans. For the avoidance of doubt, nothing in this Agreement shall prevent the Underlying Trust from owning Ineligible Collateral Loans.

(m) Sanctions; Anti-Corruption Laws. The Borrower and the Underlying Trust will follow policies and procedures that are reasonably designed to promote compliance by the Borrower and the Underlying Trust with applicable Sanctions and with applicable Anti-Corruption Laws.

(n) Backup Servicing Agreement. The Borrower and the Underlying Trust shall enter into the Backup Servicing Agreement within thirty (30) days following the Closing Date.

(o) Verification Agent Agreement. The Borrower shall enter into the Verification Agent Agreement within thirty (30) days (or, if the Borrower has delivered to the Administrative Agent evidence, reasonably satisfactory to the Administrative Agent, demonstrating commercially reasonable efforts to enter into the Verification Agent Agreement in accordance with this Section 5.01(o) within such thirty (30) day period, sixty (60) days) following the Closing Date.

(p) Electronic Collateral Control Agreement. The Borrower shall enter into the Electronic Collateral Control Agreement within thirty (30) days (or, if the Borrower has delivered to the Administrative Agent evidence, reasonably satisfactory to the Administrative Agent, demonstrating commercially reasonable efforts to enter into Electronic Collateral Control Agreement in accordance with this Section 5.01(p) within such thirty (30) day period, sixty (60) days) following the Closing Date.

Section 5.02. Negative Covenants of the Borrower and the Underlying Trust. The Borrower and the Underlying Trust covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full (other than contingent indemnity obligations not yet due and owing)):

(a) Restrictive Agreements. It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

(b) Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, division, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the payment in full of the Obligations or a Permitted Sale).

(c) Amendments to Constituent Documents. Without the consent of the Administrative Agent and the Required Lenders, it shall not amend, modify or take any action inconsistent in any material respect with its Constituent Documents; provided that with respect to any amendment or modification of its Constituent Documents that could not reasonably be expected to adversely affect the rights of the Administrative Agent or any Lender hereunder, the consent of the Administrative Agent and the Required Lenders shall not be required; provided, however, that the Borrower and the Underlying Trust shall deliver an executed copy of any amendment to the Administrative Agent and each Lender.

(d) ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect on the Borrower, neither the Borrower nor the Underlying Trust shall establish any Plan or create any obligation to contribute to any Multiemployer Plan. No member of the ERISA Group (other than Borrower) shall establish any Plan or create any obligation to contribute to any Multiemployer Plan that would, or would reasonably be expected to, have a Material Adverse Effect on the Borrower, the Underlying Trust or the Sponsor.

(e) Liens. It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.

(f) Margin Requirements. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.

(g) Restricted Payments. It shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so; provided, however, that the Borrower shall be permitted to make Restricted Payments from funds distributed to it pursuant to the Priority of Payments.

(h) Changes to Filing Information. It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a) or move its chief executive office from the address referred to in Schedule 3 or terminate the custodial provisions of the Servicing Agreement or the underlying agreements necessary to maintain custodial provisions of the Servicing Agreement in effect with respect to the Loans, unless it gives thirty (30) days’ prior written notice to the Administrative Agent and takes all actions necessary to protect and perfect the Administrative Agent’s perfected security interest in the Collateral and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements that are necessary to perfect the security interests of the Administrative Agent under this Agreement under each method of perfection required herein with respect to the Collateral (and shall provide copy of such amendments to the Administrative Agent).

(i) Transactions with Affiliates. It shall not sell, lease or otherwise transfer any property or assets to (other than in accordance with clause (g) above), or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including, without limitation, sales of Defaulted Loans and other Collateral Loans) except as expressly contemplated by this Agreement and the other Facility Documents, unless such transaction is upon terms no less favorable to the Borrower or the Underlying Trust than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision).

(j) Investment Company Restriction. It shall not become required to register as an “investment company” under the Investment Company Act.

(k) Sanctions; Anti-Corruption Use of Proceeds. The Borrower and the Underlying Trust will not, directly or indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, except to the extent permissible for a Person required to comply with Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as Administrative Agent, Lender, advisor, or otherwise).

(l) No Claims Against Advances. It shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral; provided that, for the avoidance of doubt, a deduction of present or future Taxes in respect of Advances that may be required by Applicable Law shall not be a breach of this covenant (it being understood that any such deduction shall remain subject to the provisions of Section 13.03 hereof).

(m) Investments; Indebtedness; Guarantees; Securities; Other Assets. It shall not enter into a division or merge with, purchase, own, hold, invest in or otherwise acquire any equity interests of, or any other security or interest in, all or substantially all of the assets of, any Person or any joint venture or incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, (ii) obligations under its Constituent Documents or (iii) pursuant to customary indemnification and expense reimbursement and similar provisions under the Related Documents. The Underlying Trust shall not acquire any Collateral Loans or other property other than as expressly permitted hereunder and pursuant to a Loan Purchase and Sale Agreement.

(n) Validity of this Agreement. It shall not (i) permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).

(o) Subsidiaries. It shall not have or permit the formation of any subsidiaries (other than, with respect to the Borrower, the Underlying Trust).

(p) Name. It shall not conduct business under any name other than its own.

(q) Employees. It shall not have any employees (other than officers and directors to the extent they are employees).

(r) Non-Petition. Neither the Borrower nor the Underlying Trust shall be party to any agreements (other than the Facility Documents) under which it has any material obligations or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party).

(s) Accounts. The Borrower shall not assign or grant an interest in any rights it may have in the Concentration Account or the Collection Account to any Person other than the Administrative Agent. The Borrower shall not open a securities account or deposit account (other than the Collection Account or the Concentration Account) without the prior written consent of the Administrative Agent. The Underlying Trust shall not make any change in the instructions to the Master Servicer with respect to the deposits of Collections to the Concentration Account, except in accordance with the Facility Documents. The Underlying Trust shall not, nor shall the Borrower require the Master Servicer to, make any change in the instructions to any Obligor on any Collateral Loan regarding payment to be made to the Concentration Account.

(t) No Amendment to any Facility Document without Consent; Consents under the Loan Purchase and Sale Agreement and the Servicing Agreement. No Facility Document shall be amended, supplemented, waived or otherwise modified by the General Partner, the Borrower or the Underlying Trust except with the written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and at least ten (10) Business Days prior written notice from the Borrower to the Rating Agency, if applicable, with respect to any material amendment, supplement, waiver or modification and in all other cases written notice of the same as soon as practicable after the effectiveness of the same); provided, however, any amendment, supplement, waiver or modification that is solely administrative or operational in nature and does not otherwise affect the Collateral, the General Partner’s, the Borrower’s or the Underlying Trust’s obligations, rights or remedies under the Facility Documents or the rights and remedies of the Secured Parties shall not require the consent of the Administrative Agent or Required Lenders; provided further that the Borrower provides to the Administrative Agent a copy of any such amendment, supplement, waiver or modification concurrently therewith or promptly thereafter. The Trustee shall not be terminated or replaced under the Underlying Trust Agreement except with the written consent of the Administrative Agent (acting at the direction of the Required Lenders) (and at least ten (10) Business Days prior written notice from the Borrower to the Rating Agency, if applicable). None of the General Partner, the Borrower nor the Underlying Trust shall provide a consent or approval to    of any change to or waiver of any material term in the Servicing Standard, except with the written consent of the Administrative Agent (acting at the direction of the Required Lenders) (such consent not to be unreasonably withheld) (and at least ten (10) Business Days prior written notice from the Borrower to the Rating Agency, if applicable). For the avoidance of doubt, any change to the Servicing Standards that involves (i) changes to the delinquency and default metrics and determinations, (ii) changes to the delinquency time period for purposes of a charge-off determination to a time period other than 120 days, (iii) changes to the cash management involving the timing of identification and transfer to the Collection Account of payments, (iv) changes to eligibility of accounts where Collections are received or held, (v) changes to payment instructions to Obligors and (vi) Seller’s loan modification policy, shall, in each case, be deemed to be material. None of the General Partner, the Borrower nor the Underlying Trust shall terminate, or consent to the resignation of, the Master Servicer except with the written consent of the Administrative Agent (acting at the direction of the Required Lenders). The Underlying Trust shall not take action that would allow the Master Servicer to resign as servicer under the Servicing Agreement, without the prior consent of the Administrative Agent. The Underlying Trust shall not enter into any amendment that adversely affects the rights, obligations, indemnities or immunities of the Trustee without such party’s prior written consent.

(u) Asset Sales; Termination of Collateral Loans. The Underlying Trust will not sell any Collateral Loans or other Collateral related thereto, other than in connection with a Permitted Sale. Except as required by Applicable Law, the Underlying Trust shall not terminate or reject, and shall not consent (if the Underlying Trust’s consent is so required) to the termination or rejection by the Master Servicer or any sub-servicer of, any Collateral Loan prior to the end of the term of such Collateral Loan, unless (i) prior to such termination or rejection, such Collateral Loan and any related Collateral have been released from the Lien created by this Agreement with the consent of the Administrative Agent (acting at the direction of the Required Lenders) or (ii) as otherwise permitted under the related Loan Purchase and Sale Agreement.

Section 5.03. Certain Undertakings Relating to Separateness. Without limiting any, and subject to all, other covenants of the Borrower and the Underlying Trust contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that of any other Person (including the Master Servicer and any of its Affiliates, the holders of the equity and their respective Affiliates) and in furtherance of the foregoing, the Borrower and the Underlying Trust shall:

(a) not become involved in the day-to-day management of any other Person;

(b) not permit the Beneficial Owners or any Affiliate to become involved in the day-to-day management of the Borrower or the Underlying Trust, as applicable, except as permitted hereunder or in the capacity of acting as the administrator of the Underlying Trust to the extent provided in the Facility Documents and the Underlying Trust Agreement;

(c) not engage in transactions with any other Person other than those activities permitted by the Borrower Limited Partnership Agreement, the Underlying Trust Agreement, the Facility Documents and matters necessarily incident or ancillary thereto;

(d) observe all formalities required of a limited partnership under the laws of the State of Delaware or a common law trust under the laws of the State of New York, as applicable;

(e) maintain separate records and books of account and a separate business office from any other Person;

(f) except to the extent otherwise permitted by the Facility Documents, maintain its assets separately from the assets of any other Person (including through the maintenance of a separate bank account) in a manner that is not costly or difficult to segregate, identify or ascertain such assets;

(g) maintain separate financial statements (or if part of a consolidated group, then it will show as a separate member of such group), books and records from any other Person;

(h) allocate and charge fairly and reasonably any overhead shared with Affiliates;

(i) transact all business with Affiliates on an arm’s length basis and pursuant to written, enforceable agreements, except to the extent otherwise provided in the Facility Documents;

(j) not assume, pay or guarantee any other Person’s obligations or advance funds to any other Person for the payment of expenses or otherwise, except pursuant to the Facility Documents;

(k) conduct all business correspondence of the Borrower or the Underlying Trust and other communications in the Borrower’s or the Underlying Trust’s own name, and use separate stationery, invoices, and checks;

(l) not act as an agent of any other Person in any capacity except pursuant to contractual documents indicating such capacity and only in respect of transactions permitted by the Borrower Limited Partnership Agreement, the Underlying Trust Agreement, the Facility Documents and matters necessarily incident thereto;

(m) not act as an agent of any Beneficial Owner, and not permit any Beneficial Owner or agent of the Beneficial Owner to act as its agent, except for any agent to the extent permitted under the Borrower Limited Partnership Agreement, the Underlying Trust Agreement and the Facility Documents;

(n) correct any known misunderstanding regarding the Borrower’s or the Underlying Trust’s separate identity from any Beneficial Owner;

(o) not permit any Affiliate of the Borrower or the Underlying Trust to guarantee, provide indemnification for, or pay its obligations, except for any indemnities and guarantees in connection with any Facility Documents or any consolidated tax liabilities, or except as permitted by the Borrower Limited Partnership Agreement or the Underlying Trust Agreement, as applicable;

(p) compensate its consultants or agents, if any, from its own funds;

(q) except for invoicing for collections and servicing of the Collateral Loans, share any common logo with or hold itself out as or be considered as a department or division of (a) any general partner, shareholder, principal, member or Affiliate of a Beneficial Owner, (b) any Affiliate of a general partner, shareholder, principal or member of a Beneficial Owner, or (c) any other Person;

(r) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(s) cause the Administrative Agent and other representatives of the Borrower or the Underlying Trust, if any, to act at all times with respect to the Borrower and the Underlying Trust consistently and in furtherance of the foregoing; and

(t) observe and comply with the applicable legal requirements for the recognition of each of the Borrower and the Underlying Trust as a special purpose entity and as a separate legal entity, including the separateness covenants set forth in the Borrower Limited Partnership Agreement or the Underlying Trust Agreement, as applicable. Without limiting the foregoing, the Borrower and the Underlying Trust shall maintain the truth and accuracy of all material facts assumed by Clifford Chance US LLP in its non-consolidation opinion; provided that in the event that any request is made for the Lenders to consent to or approve any matter that, if effectuated or consummated, would result in a change to the continuing truth and accuracy of any of the material factual assumptions in such non-consolidation opinion, such request shall be accompanied by an opinion of Clifford Chance US LLP, or such other counsel as may be reasonably satisfactory to the Lenders, that the conclusions set forth in the non-consolidation opinion of Clifford Chance US LLP will be unaffected by such change.

Section 5.04. Hedge Requirement. No later than twenty (20) days (or, if the Borrower has delivered to the Administrative Agent evidence, reasonably satisfactory to the Administrative Agent, demonstrating commercially reasonable efforts to enter into one or more Hedging Agreements in accordance with this Section 5.04 within such twenty (20) day period, thirty (30) days) after an Interest Rate Cap Trigger Event has occurred and is continuing, the Borrower shall have entered into, and at all times the Borrower shall maintain, one or more Hedging Agreements from a Qualifying Hedge Counterparty in the form of interest rate caps with an amortizing notional balance schedule which, after giving effect to such interest rate cap agreement, will cause the aggregate Expected Amortization Profile of the aggregate outstanding principal balance of the Advances to be subject to a fixed interest rate no greater than the Strike Price. For purposes of this Section 5.04, the hedging arrangements entered into shall be on terms and conditions and pursuant to such documentation as shall be reasonably acceptable to the Administrative Agent. The Borrower shall determine the Expected Amortization Profile subject to the consent of the Administrative Agent.

ARTICLE VI

EVENTS OF DEFAULT

[Intentionally Omitted]

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE ADMINISTRATIVE AGENT

[Intentionally Omitted]

Section 7.03. Rights and Remedies. The Administrative Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (at the direction of the Required Lenders) (i) instruct the Borrower and the Underlying Trust to deliver any or all of the Collateral, the Related Documents and any other documents relating to the Collateral to the Administrative Agent or its designees and otherwise give all instructions for the Borrower and the Underlying Trust regarding the Collateral; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s and the Underlying Trust’s respective rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower and the Underlying Trust immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) redeem or withdraw or cause the Borrower or the Underlying Trust to redeem or withdraw any asset of the Borrower or the Underlying Trust to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower’s, the Underlying Trust’s any Servicer’s and their respective agents’ place of business all books, records and documents relating to the Collateral; (xi) endorse the name of the Borrower or the Underlying Trust upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor; and (xii) enforce all of the rights of the Borrower and the Underlying Trust under the related Loan Purchase and Sale Agreement and the Servicing Agreement. The Proceeds of any sale or disposition of Collateral collected by the Administrative Agent in the exercise of its remedies hereunder shall be deposited in the Collection Account and distributed according to the Priority of Payments.

The Borrower and the Underlying Trust each hereby agree that, upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent or the Required Lenders (acting through the Administrative Agent), it shall execute all documents and agreements which are necessary or reasonably appropriate to have the Collateral to be assigned to the Administrative Agent or its designee. For purposes of taking the actions described in clauses (i) through (xii) of this Section 7.03 the Borrower and the Underlying Trust each hereby irrevocably appoint the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Administrative Agent or in the name of the Borrower and the Underlying Trust or otherwise, for the use and benefit of the Administrative Agent (for the benefit of the Secured Parties), but at the cost and expense of the Borrower or the Underlying Trust and, except as permitted by applicable law, without notice to the Borrower or the Underlying Trust. Notwithstanding anything herein to the contrary, any power of attorney granted hereunder does not, and is not intended to, and will not be construed to, grant any authority to the Administrative Agent to (i) expand, increase, incur, or otherwise impose any duties, liabilities or obligations of or on UMB Bank, National Association, as trustee or in its individual capacity, (ii) waive any right or release any claim of UMB Bank, National Association, as trustee or in its individual capacity, or (iii) provide any guaranty, indemnity or property of UMB Bank, National Association, as trustee or in its individual capacity, for any reason whatsoever.

Section 7.04. Remedies Cumulative. Each right, power, and remedy of the Administrative Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies; provided, however, that no Secured Party may exercise any rights or remedies hereunder other than through the Administrative Agent or as consented to by the Administrative Agent; provided, further, however, that the Required Lenders may exercise any rights and remedies hereunder if, after directing the Administrative Agent in writing, the Administrative Agent does not comply with such instructions for any reason.

Section 7.05. Related Documents.

(a) The Borrower and the Underlying Trust each hereby agree that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Administrative Agent, promptly forward to the Administrative Agent, the E-Vault Provider and any other Person designated by the Administrative Agent all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, and (ii) upon the written request of the Administrative Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent.

(b) The Borrower and the Underlying Trust each agree that, to the extent the same shall be in the Borrower’s or the Underlying Trust’s possession, it will hold all Related Documents relating to the Collateral in trust for the Administrative Agent on behalf of the Secured Parties, and upon request of the Administrative Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein or any other Facility Document, promptly deliver the same to the Administrative Agent or its designee (including the Verification Agent and the Backup Servicer). In addition, in accordance with the Verification Agent Agreement (i) the Borrower shall, or shall cause the Master Servicer or each applicable sub-servicer to, provide the Verification Agent access to each electronic portal maintained by the Master Servicer and such sub-servicer to review the Related Documents posted thereon and (ii) immediately upon its acquisition of any Loan, the Borrower and the Underlying Trust shall, or shall cause the Master Servicer, or the applicable sub-servicer to, deliver the Verification Agent and the E-Vault Provider, if any, an electronic file containing the Related Documents and any other information relating to such Loans.

Section 7.06. Borrower and Underlying Trust Remain Liable.

(a) Notwithstanding anything herein to the contrary, (i) the Borrower and the Underlying Trust shall each remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower or the Underlying Trust from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(b) No obligation or liability of the Borrower or the Underlying Trust is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.

Section 7.07. Protection of Collateral. The Borrower and the Underlying Trust shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall, upon the Administrative Agent’s reasonable request, take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i) grant security more effectively on all or any portion of the Collateral;

(ii) maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Collateral or other instruments or property included in the Collateral;

(v) preserve and defend title to the Collateral and the rights therein of the Administrative Agent and the Secured Parties in the Collateral against the claims of all third parties; and

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral except for any taxes (1) which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP or (2) the non-payment of which would not reasonably be expected to give rise to a Material Adverse Effect.

The Borrower and the Underlying Trust hereby designates the Administrative Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.07. Such designation shall not impose upon the Administrative Agent, or release or diminish, the Borrower’s or the Underlying Trust’s obligations under this Section 7.07 or Section 5.01(c). The Borrower and the Underlying Trust each further authorize and shall cause the Borrower’s and the Underlying Trust’s and the Administrative Agent’s counsel to file, without the Borrower’s or the Underlying Trust’s signature, UCC-1 financing statements that (i) names the Borrower as debtor and the Administrative Agent as secured party and that describes “all assets in which the debtor now or hereafter has rights and all proceeds thereof” as the Collateral in which the Administrative Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable and (ii) the Underlying Trust as debtor and the Administrative Agent as secured party and that describes “all assets in which the debtor now or hereafter has rights and all proceeds thereof” as the Collateral in which the Administrative Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable; provided, however no “all assets” , or “all assets in which the debtor now or hereafter has rights” or similar filings naming the Trustee as debtor shall be permitted.

The Administrative Agent shall not be responsible for, has no duty to ascertain or inquire into any representation or warranty and makes no representation as to the existence, genuineness, value, collectability or protection of any Collateral, for the legality, effectiveness or sufficiency of the Credit Agreement or any Loan Purchase and Sale Agreement (including each Addendum thereto), or for the creation, perfection, priority, sufficiency or protection of any liens created under the Facility Documents nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 8.01.  Collection of Money. Except as otherwise expressly provided herein, the Administrative Agent and each Lender may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Cash, funds and other property payable to or receivable by the Administrative Agent or such Lender pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Borrower shall cause the applicable Account Bank to segregate and hold all such Cash, funds and property received by it for the Secured Parties and shall apply it as provided in this Agreement. The Collection Account shall be established and maintained under an Account Control Agreement with the Collection Account Bank. The Collection Account may contain any number of subaccounts for the convenience of the Borrower (as reasonably acceptable to the Administrative Agent) or as required by the Master Servicer for convenience in administering the Collection Account or the Collateral.

Section 8.02.  Collection Account.

[Intentionally Omitted]

Section 8.03.  Concentration Account. The Underlying Trust (or the Borrower on its behalf) shall, or shall direct the Master Servicer and each sub-servicer engaged by the Master Servicer to, deposit all Collections in respect of the Collateral in the Concentration Account upon receipt thereof. The Underlying Trust (or the Borrower on its behalf) shall, or shall direct the Master Servicer and each such sub-servicer to, transfer and deposit (or cause to be transferred and deposited) all Collections in respect of the Collateral as set forth in Section 5.01(j). In accordance with this Agreement and the applicable Account Control Agreement, the Concentration Account, which shall be maintained with the Concentration Account Bank in accordance with the applicable Account Control Agreement and shall be subject to the lien of the Administrative Agent. All Cash and funds deposited from time to time in the Concentration Account pursuant to this Agreement shall be held by the Concentration Account Bank as part of the Collateral. The only permitted deposits to or withdrawals from the Concentration Account shall be in accordance with the provisions of this Agreement and the applicable Account Bank Control Agreement; provided, however, that until the Administrative Agent delivers an activation or control notice to the Concentration Account Bank pursuant to the applicable Account Control Agreement, the Borrower (or the Master Servicer) may make (or cause to be made) withdrawals from the Concentration Account in accordance with and subject to the restrictions contained in this Agreement and the other Facility Documents, including Section 2.05(c) hereof. Pursuant to the applicable Account Control Agreement, the Concentration Account Bank will agree with the Borrower and the Administrative Agent that the “bank’s jurisdiction” (with the meaning specified in Section 9-304 of the UCC) with respect to the Concentration Account shall be the State of Tennessee.

Section 8.04.  [Reserved].

Section 8.05. Accountings. No later than 12:00 pm (New York City time) two (2) Business Days prior to the Monthly Reporting Date, each Lender may provide the Borrower with an invoice setting forth any accrued Interest (including any Applicable Margin and Applicable Amortization Period Incremental Margin on the Advances, including during an Event of Default), fees, expenses, indemnities or other amounts (including fees and disbursements and other charges of counsel payable under Section 13.04) payable to such Lender with respect to the previous Collection Period; provided, that, if any Lender fails to provide an invoice, the Borrower shall provide (or shall cause to be provided to) such Lender with an invoice setting forth the amount of accrued Interest (including any Applicable Margin and Applicable Amortization Period Incremental Margin on the Advances, including during an Event of Default) payable to such Lender with respect to the previous Collection Period and the Lender shall confirm such amount upon receipt of such invoice. The Underlying Trust (or the Borrower on its behalf) shall, or shall cause the Master Servicer to, compile and provide (or cause to be compiled and provided) to the Administrative Agent and each Account Bank a monthly report on a settlement basis (each, a “Monthly Report”) for the previous Collection Period no later than 12:00 p.m. (New York City time) on each Monthly Reporting Date. The Monthly Report delivered for any Collection Period shall contain the information regarding the Collateral Loans, shall be in a form reasonably acceptable to the Administrative Agent and the form shall be agreed to by the initial Monthly Reporting Date and set forth in Schedule 2 hereto (including, without limitation, a calculation of the Maximum Available Amount and an updated Data Tape), and shall be determined as of the last day of the Collection Period applicable to such Monthly Report. The Borrower shall promptly notify the Administrative Agent if the Borrower becomes aware that any such pro forma information or calculations in the Monthly Report fails to be true as of the applicable Payment Date, together with corrected and updated information and calculations as of such Payment Date. The Monthly Report shall include all information necessary for the Account Banks to make any payment required pursuant to the Priority of Payments hereunder.

Section 8.06.  Payment Date Statements. On each Payment Date, based solely on information provided to it by the Master Servicer in the Monthly Report, or by the Administrative Agent, the Borrower shall make available (or shall cause to be made available) a statement to the Administrative Agent in a form reasonably acceptable to the Administrative Agent, setting forth, among other things, information relating to payments on the Loan and, if an Interest Rate Cap Trigger Event has occurred, an Expected Amortization Profile (each, a “Payment Date Statement”).

No later than two (2) Business Days prior to each Payment Date, the Borrower shall provide the Administrative Agent with a draft Payment Date Statement. The Borrower shall reasonably confer and cooperate with the Administrative Agent to correct any errors in the Payment Date Statement.

Section 8.07.  Release of Collateral.

(a)  In connection with any Permitted Sale, the Borrower and the Underlying Trust shall deliver a written notice to the Administrative Agent at least five (5) Business Days prior to the settlement date for such sale certifying that such sale is a Permitted Sale and requesting that the Administrative Agent release or cause to be released the related Loans from the lien of this Agreement.

(b)  The proceeds of any sale of a Loan shall be deposited directly into the Collection Account.

(c)  Subject to Borrower’s and the Underlying Trust’s compliance with Section 8.07(b), the Administrative Agent’s execution of a Consent and Release (to the extent required by this Section 8.07 and the payment of, or deposit into the Collection Account of, any applicable Exit Fee, any Loan that is released pursuant to Section 8.07(a) shall automatically be released from the Lien of this Agreement and the Administrative Agent shall promptly execute, deliver and file or authorize for filing such other instruments as the Borrower or the Underlying Trust shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in such Loans; provided, however, that no Consent and Release shall be required in connection with (x) a sale of loans that have been charged-off in accordance with the Collateral Servicing Standard, (y) a sale of Loans with respect to which the relevant Obligor are subject to an Insolvency Event or (z) a repurchase of Loans by the Seller pursuant to and in accordance with the related Loan Purchase and Sale Agreement.

(d)   Following the Final Maturity Date, if at such time all Obligations of the Borrower and the Underlying Trust hereunder and under the other Facility Documents have been satisfied in full (other than contingent indemnity obligations not yet due and payable), the Administrative Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower and the Underlying Trust, release any remaining Collateral from the lien of this Agreement.

(e)  If, in connection with any Permitted Securitization, the Pro Forma Post-Securitization Delinquency Ratio for any Delinquency Bucket (calculated prior to designation of any Designated Loan for such Permitted Securitization) is greater than the Pre-Securitization Delinquency Ratio for such Delinquency Bucket, the Borrower may, within the first ninety (90) days following the closing of such Permitted Securitization (or such longer period as maybe agreed to by the Administrative Agent in its sole discretion), designate Loans in such Delinquency Bucket as “Designated Loan”, with an aggregate Principal Balance in the minimum amount necessary to cause the Pro Forma Post-Securitization Delinquency Ratio for such Delinquency Bucket (calculated by deducting any Designated Loan so designated by the Borrower and approved by the Administrative Agent for such Permitted Securitization) to be equal to the Pre-Securitization Delinquency Ratio for such Delinquency Bucket.

Section 8.08. Qualified Institution. If at any time any Account Bank ceases to be a Qualified Institution, the Borrower with the consent of the Administrative Agent shall within thirty calendar days establish a new Collection Account at a Qualified Institution and the relevant Account Bank shall transfer any cash and/or any investments from the Collection Account or the Concentration Account, as the case may be, that is no longer at a Qualified Institution to such new Collection Account or Concentration Account, as the case may be. The Borrower shall promptly notify the Account Banks and the Administrative Agent of any change in the location of any of the aforementioned accounts. Such new accounts shall be, at all times, subject to an Account Control Agreement, reasonably acceptable to the Administrative Agent.

Section 8.09.  Collection Account and Concentration Account Details; Investments.

(a)  The account number of each of the Collection Account and the Concentration Account is set forth on Schedule 4 hereto.

(b)  Funds on deposit in the Collection Account and the Concentration Account may, from time to time, be invested in Eligible Investments and if invested will only be invested in Eligible Investments in accordance with the applicable Account Control Agreement; provided however, the related Account Bank shall (i) have no duty, obligation or responsibility to investigate or determine whether any particular investment selected by the Borrower or the Administrative Agent constitutes an Eligible Investment and (ii) have no responsibility or liability for any loss related to any such investment. Absent such written direction provided in accordance with the applicable Account Control Agreement, such funds shall remain uninvested.

ARTICLE IX

APPLICATION OF FUNDS

Section 9.01.  Disbursements of Funds from the Collection Account. Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, the Collection Account Bank shall disburse (unless an Event of Default has occurred and is continuing, in which case the Administrative Agent shall direct the Collection Account Bank to disburse), based solely on the final approved Monthly Report and Payment Date Statement approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed and to be conveyed via email by the Administrative Agent to the Collection Account Bank no later than one Business Day prior to each Payment Date, which such approval shall not be required if the Administrative Agent is directing the Collection Account Bank to disburse such funds after an Event of Default has occurred and is continuing) to the extent of the Available Funds on deposit in the Collection Account in accordance with the final approved Monthly Report (a copy of which shall be delivered to the Collection Account Bank at least four (4) Business Days prior to each Payment Date) and the Payment Date Statement in the following order of priority (the “Priority of Payments”):

(a)   first, on a pari passu basis, (A) to the Collection Account Bank (or, if previously paid by the Master Servicer or the Administrative Agent, to the Master Servicer or the Administrative Agent, as applicable), to pay any accrued and unpaid fees, expenses and indemnities required to be paid by the Borrower, the Underlying Trust, the Master Servicer, the Administrative Agent or any Lender with respect to the Collection Account; provided, that payments to the Collection Account Bank (or, if previously paid by the Master Servicer or the Administrative Agent, to the Master Servicer or the Administrative Agent, as applicable) for any expenses and any indemnities will be limited to an aggregate amount of     per calendar year (or, following the occurrence and continuation of an Event of Default,    ); provided, further that such cap shall not apply on the final

Payment Date under this Agreement, (B) to the Concentration Account Bank (to the extent no already debited by such Concentration Account Bank or paid by   ), to pay any accrued and unpaid Concentration Account Bank Fee, expenses and indemnities required to be paid by the Borrower, the Master Servicer, the Administrative Agent or any Lender with respect to the Concentration Account; provided, that payments to any Concentration Account Bank for any expenses and any indemnities will be limited to an aggregate amount of     per calendar year, (C) to the Backup Servicer, solely to the extent unpaid by the Master Servicer, to pay any accrued and unpaid fees, expenses and indemnities due and payable pursuant to the Backup Servicing Agreement, (provided that any reimbursable indemnities and related costs will be limited to     per calendar year), (D) to the Backup Servicer in its capacity as successor Servicer (if applicable), to pay any accrued and unpaid Servicer Fees, expenses and indemnities due and payable pursuant to the Successor Servicing Agreement (provided that any reimbursable indemnities and related costs will be limited to     per calendar year), and fees, costs and expenses in connection with transitioning servicing to the Backup Servicer as successor servicer such transition expenses not to exceed    , (E) to the Verification Agent, to pay any accrued and unpaid fees, expenses and indemnities due and payable pursuant to the Verification Agent Agreement, (F) to the Administrative Agent, to pay any accrued but unpaid expenses, indemnification and other amounts payable to the Administrative Agent in connection with this Agreement and any other Loan Document in its capacity as Administrative Agent; provided, that payments to the Administrative Agent for any expenses and any indemnities will be limited to an aggregate amount of     per calendar year prior to the occurrence and continuation of an Event of Default, (G) to the Master Servicer, to pay any accrued and unpaid Servicer Fees, custodial fees and reimbursable expenses due and payable pursuant to the Servicing Agreement (provided that any reimbursable expenses, including indemnities and other costs will be limited to     per calendar year, or such higher amount that is agreed to by the Administrative Agent in its sole discretion), (H) [reserved] and (I) to the Trustee, to pay any accrued and unpaid fees, expenses and indemnities due and payable pursuant to the Underlying Trust Agreement; provided, that payments to the Trustee for any expenses and any indemnities will be limited to an aggregate amount of     per calendar year; provided, further, that payments to the Verification Agent for any expenses and any indemnities will be limited to an aggregate amount of     per calendar year;

(b)  second, on a pari passu basis (i) to each Lender to (A) pay accrued and unpaid Interest on Advances (other than any Post-Default Margin), and any unpaid Exit Fees, in each case, due such Lender, and (B) pay amounts payable to such Lender under Section 2.10 and (ii) to the Hedge Counterparties, to pay the Ordinary Course Settlement Payments then due and payable to the Hedge Counterparties under any Hedging Agreements;

(c)  third, on a pari passu basis, to each Lender, to pay any accrued and unpaid fees pursuant to the Fee Letter; provided, that, any Up-Front Fee previously paid to a Lender and any Exit Fee previously paid to a Lender and subject to reimbursement pursuant to the terms of the Lender Fee Letter shall be reimbursed to the Borrower under this clause (c) out of any amounts available for payment to such Lender under clauses (c) through (h) in the event that such Lender declines to make an Advance that would otherwise satisfy the conditions set forth in Section 3.02;

(d)  fourth, if an Amortization Event has not occurred or if an Amortization Event has occurred and has been cured in accordance with the terms of this Agreement, on a pari passu basis (i) if the Maximum Advance Rate Test is not satisfied as of the related Determination Date, to each Lender to pay the outstanding principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage until the Maximum Advance Rate Test is satisfied (on a pro forma basis as at such Determination Date) and (ii) to the Hedge Counterparties, to pay any Hedge Termination Payments then due and payable to the Hedge Counterparties under the Hedging Agreements (including in connection with such repayment of the Advances);

(e)  fifth, on a pari passu basis (i) if an Amortization Event has occurred and is continuing, or on the Final Maturity Date and each Payment Date thereafter, to each Lender to pay the outstanding principal amount of all Advances of each Lender (pro rata, based on each Lender’s Percentage) until paid in full and (ii) to the Hedge Counterparties, to pay any Hedge Termination Payments then due and payable to the Hedge Counterparties under the Hedging Agreements;

(f)  sixth, an amount to each Lender equal to any accrued and unpaid Post-Default Margin in respect of any Advances of such Lender;

(g)  seventh, on a pari passu basis, to the extent not previously paid, to the Collection Account Bank (or, if previously paid by the Master Servicer or the Administrative Agent, to the Master Servicer or the Administrative Agent, as applicable), the Concentration Account Bank (to the extent not already debited by such Concentration Account Bank or paid by   ), the Backup Servicer (including in its capacity as successor Servicer), the Verification Agent, the E-Vault Provider, the Master Servicer, the Trustee, the Administrative Agent, any Secured Party, any Affected Person, any Indemnified Party or any Lender, all other amounts due and owing to such Person under this Agreement or any Facility Document (including but not limited to accrued and unpaid amounts owing under Sections 2.10 and 13.03 hereof and any other fees, costs and expenses of the Administrative Agent), without regard to any cap;

(h)  eighth, upon the occurrence and continuance of an Unmatured Event of Default, to the Collection Account Bank to be held in the Collection Account until such Unmatured Event of Default is cured or until such Unmatured Event of Default has become an Event of Default, in each such case, such funds will be applied as Available Funds in accordance with this Section 9.01;

(i)  ninth, to the Limited Guarantor, amounts due pursuant to the Subordinated Loan Agreement; and

(j)  tenth, the remainder to or at the direction of, and for the direct or indirect benefit of, the Sponsor (including for distribution or payment to the Borrower).

Notwithstanding anything to the contrary in this Agreement or any other Facility Document, all payments made pursuant to this Agreement shall be paid in accordance with this Section 9.01; provided, that, prior to the occurrence and continuation of an Event of Default, any amounts payable to or at the direction of the Sponsor pursuant to item (j) may be set off against amounts that the Sponsor is obligated to fund on behalf of or provide to the Borrower pursuant to the Transaction Documents and, if so set off, any corresponding obligation for the Borrower to apply such amounts as Available Funds in accordance with the Priority of Payments shall be deemed to be satisfied. If an Event of Default has occurred and is continuing, the Account Bank shall not be required to make any distributions under this Section 9.01 until and unless it receives direction from the Administrative Agent in accordance with this Section 9.01.

Section 9.02. Payments to Initial Lender as Sole Lender. Notwithstanding anything to the contrary in Section 9.01, at all times from the Closing Date until such time as there is more than one Lender under this Agreement, all amounts disbursable to the Administrative Agent for distribution to each Lender shall be disbursed directly to the sole Lender. At any time when there is more than one Lender, all amounts disbursable by the Collection Account Bank to the Lenders or Administrative Agent for distribution to the Lenders shall be disbursed by the Collection Account Bank to the Administrative Agent in accordance with Section 9.01.

Section 9.03. Additional Account Bank Provisions. Each Account Bank may rely and shall be protected in acting or refraining from acting upon any written direction, any Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document delivered to it and shall have no duty to investigate, confirm, re-calculate or otherwise verify the validity or authenticity thereof or any fact, amount, calculation or other information contained therein.

ARTICLE X

ADMINISTRATION AND SERVICING OF COLLATERAL

Section 10.01. Designation of the Master Servicer. The servicing, administering and collection of the Loans shall be conducted by the Person designated as the Master Servicer in accordance with this Agreement and the Servicing Agreement.

Section 10.02. Authorization of the Master Servicer. The Borrower and the Underlying Trust shall furnish the Master Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its collateral management duties under the Servicing Agreement, and shall cooperate with the Master Servicer to the fullest extent in order to ensure the collectability of the Collateral.

Section 10.03. [Reserved].

Section 10.04. Appointment of Successor Servicer. Upon resignation of any Master Servicer under the Servicing Agreement or the occurrence and continuance of a Servicer Termination Event, the Administrative Agent may (with the consent of the Required Lenders) at any time require the Borrower and the Underlying Trust to replace the Master Servicer with another servicer acceptable to the Administrative Agent or appoint the relevant Backup Servicer as servicer of the Collateral Loans.

ARTICLE XI

AGENCY PROVISIONS

Section 11.01. Administrative Agent.

(a)  Each of the Lenders (and each Hedge Counterparty by execution of a Qualifying Hedge Counterparty Joinder, if applicable) hereby irrevocably appoints the Administrative Agent its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to it by the terms of the Facility Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent, on behalf of the Lenders and each Hedge Counterparty, is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Facility Documents. It is understood and agreed that the use of the term “agent” herein or in any other Facility Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create and reflect only an administrative relationship between contracting parties.

(b)  The financial institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or Hedge Counterparty as any other Lender or Hedge Counterparty and may exercise the same as though it were not the Administrative Agent, and such financial institution and its Affiliates may accept deposits from, lend money to, own securities of, act as a financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the General Partner, the Borrower, the Underlying Trust, the Sponsor or any Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

(c)  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Facility Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Event of Default or Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by any other Facility Document that the Administrative Agent is required to exercise upon receipt of instructions in writing from the Required Lenders (or Lender, as applicable); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Facility Document or applicable law, including any action that may be in violation of the automatic stay under any bankruptcy or insolvency law, and (c) except as expressly set forth in the Facility Documents, the Administrative Agent shall have no duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower, the General Partner, the Underlying Trust or the Sponsor or any of their respective Affiliates that is communicated to or obtained by it or any of its branches or Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or Lenders, as the case may be) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Notwithstanding anything else to the contrary herein, whenever reference is made in any Facility Document to any approval, election, action, consent, designation, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion to be made (or not to be made) by the Administrative Agent, it is understood that in all cases the Administrative Agent shall be fully justified in failing or refusing to take any such action if it shall not have received such written instruction, advice or concurrence of the Required Lenders (or such other percentage of Lenders as may be expressly required for such matter).

The Administrative Agent shall not be deemed to have knowledge of any Unmatured Event of Default, Event of Default, Servicer Termination Event, or Amortization Event unless and until written notice thereof is given to it by the Borrower, the Underlying Trust or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Facility Document or Related Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Facility Document or Related Document or the occurrence of any Unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Facility Document or any Related Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Facility Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper person. The Administrative Agent may also, but shall not be required to, rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the PIMCO Entities or the Sponsor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Affiliates and its and their officers, directors, employees, agents, and managers (the “Related Parties”). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents so long as selected with due care except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

(f)  The Administrative Agent may resign at any time by notifying the Funding Agents, the Lenders, each Hedge Counterparty, the Borrower and the Underlying Trust. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000 or apply to a court of competent jurisdiction for the appointment of a successor Administrative Agent and other applicable relief. With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents (for the avoidance of doubt, irrespective of whether a successor has been appointed) and (ii) except for any expenses or indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or payment of expenses owed to the retiring Administrative Agent or rights related to any damage waiver for actions taken or omitted to be taken while acting as Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Facility Documents. The fees payable by the Borrower or the Underlying Trust to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower, the Underlying Trust and such successor. After the Administrative Agent’s resignation hereunder and under the other Facility Documents, the provisions of this Article XI shall continue in effect for the benefit of such retiring Administrative Agent, its sub- agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent.

(g)  Each Lender expressly acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower, the Underlying Trust or any affiliate thereof, shall be deemed to constitute any representation or any warranty by the Administrative Agent as to any matter, including whether the Administrative Agent has disclosed material information in its (or its Related Parties’) possession. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Underlying Trust and its affiliates, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby and made its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement or any other Facility Document, any related agreement or any document furnished hereunder or thereunder and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or the Underlying Trust.

(h)  Notwithstanding anything contained herein or in any Facility Document, any provisions of the Facility Documents which empower or entitle the Administrative Agent to take action or refrain from taking action, in each case with respect to the Collateral, shall not impose or be deemed to impose on the Administrative Agent an obligation to act independently from the instructions of the Lenders (or the Required Lenders, as the case may be) or to monitor the contingencies that may give rise to the exercise of such power or entitlement. The Administrative Agent is authorized to rely on any calculation performed by the PIMCO Entities and shall not have any obligation to verify the accuracy thereof.

(i)  The Administrative Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The Administrative Agent shall not be under any duty to give any property held by it as Administrative Agent any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder. Uninvested funds held hereunder shall not earn or accrue interest.

(j)  The Administrative Agent and its Related Parties shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent or such Related Parties (including to any act or provision of any present or future law or regulation or governmental authority, any act of God, war, epidemic, pandemic or quarantine, civil unrest, local or national disturbance or disaster, act of terrorism, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility).

(k)  All instructions to the Administrative Agent from the Borrower or the Underlying Trust required under the Facility Documents shall be delivered to the Administrative Agent in writing executed by an Authorized Person (as hereinafter defined) of the General Partner, the Borrower or the Underlying Trust. Prior to the execution of any such instructions, the identity of such Authorized Persons, as well as their specimen signatures, titles, telephone numbers and e-mail addresses, shall be delivered to the Administrative Agent in a form acceptable to the Administrative Agent and shall remain in effect until the applicable party notifies the Administrative Agent of any changes thereto (the person(s) so designated from time to time, the “Authorized Persons”). The Administrative Agent is authorized to seek confirmation of such instructions by telephone call back to the applicable person(s) specified to the Administrative Agent from time to time by an Authorized Person and the Administrative Agent may rely upon the confirmations of anyone purporting to be the person(s) so designated. To ensure the accuracy of the instructions it receives, the Administrative Agent may record such call backs. If the Administrative Agent is unable to verify the instructions or is not satisfied in its sole discretion with the verification it receives, it will not execute the instructions until all issues have been resolved to its satisfaction. Each of the parties to this Agreement agrees that the above constitutes a commercially reasonable security procedure.

(l)  To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. When an account is opened, the Administrative Agent will ask for information that will allow them to identify relevant parties. The PIMCO Entities each hereby acknowledges such information disclosure requirements and agrees to comply with all such information disclosure requests from time to time from the Administrative Agent.

(m)  No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Standard Chartered Bank”, or “Standard Chartered Bank” by name in its capacity as Administrative Agent or the rights, powers, or duties of the Administrative Agent under the Facility Documents shall be issued by any parties hereto, or on such party’s behalf, without the prior written consent of Standard Chartered Bank.

(n)  Each of the Lenders agrees, on a pro rata basis, based on each Lender’s Percentage, to indemnify and hold the Administrative Agent and its Related Parties harmless (to the extent not reimbursed by or on behalf of the Borrower or the Underlying Trust pursuant to Section 13.04 or otherwise and without limiting the obligation of the Borrower or the Underlying Trust to do so) from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the

Administrative Agent or any of its Related Parties by any Person (including the Borrower) in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Administrative Agent or any of its Related Parties under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to the Administrative Agent for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and non-appealable judgment); provided, further that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.01(n). The rights of the Administrative Agent and obligations of the Lenders under or pursuant to this Section 11.01(n) shall survive the termination of this Agreement, payment of all of the Obligations hereunder and under the other Facility Documents or any documents contemplated by or referred to herein or therein and the earlier removal or resignation of the Administrative Agent hereunder.

(o)  The Administrative Agent shall be entitled to take any action or refuse to take any action which the Administrative Agent regards as necessary for the Administrative Agent to comply with any applicable law, regulation or court order.

(p)  Any entity into which the Administrative Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidations which the Administrative Agent in its individual capacity may be party, or any corporation to which substantially all of the corporate trust or agency business of the Administrative Agent in its individual capacity may be transferred, shall be the Administrative Agent under this Agreement without further action.

(q)  The rights, privileges, protections, immunities and benefits provided to the Administrative Agent hereunder, including rights to indemnification, are extended to, and shall be enforceable by, the Administrative Agent in each of its capacities hereunder and under each Facility Document.

(r)  The Borrower, the Underlying Trust and each Lender agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. The Administrative Agent does not warrant the adequacy of the Platform and expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent have any liability to the Borrower, the Underlying Trust, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, the Underlying Trust’s or the Administrative Agent’s transmission of Communications through the Platform.

(s)  In case of the pendency of any proceeding under the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 13.04) allowed in such judicial proceeding; and

(ii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 13.04.

Section 11.02. The Funding Agents.

(a)  Each Lender is hereby deemed to have designated and appointed the Funding Agent set forth next to such Lender’s name with respect to such Lender Group, on Schedule 1 hereto as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, and shall not be subject to any fiduciary or other implied duties, regardless of whether a Servicer Termination Event, Unmatured Event of Default or Event of Default has occurred and is continuing or whether an Amortization Event has commenced, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Agreement or any other Facility Document or otherwise exist for such

Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the Lenders and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the General Partner, the Borrower, the Underlying Trust, the Seller or any Master Servicer or any of their respective successors or assigns. Each Funding Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or any other Facility Document or applicable law. The appointment and authority of each Funding Agent hereunder shall terminate upon the indefeasible payment in full of the Obligations.

(b)  Each Funding Agent may execute any of its duties under this Agreement by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

(c)  No Funding Agent or any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Facility Document (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (b) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any transaction party contained in this Agreement or any other Facility Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Facility Document, for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Facility Document or any other document furnished in connection herewith or therewith, or for any failure of any transaction party to perform its obligations hereunder or thereunder or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith, or for the satisfaction of any condition specified in Article III. Each Funding Agent shall not be under any obligation to its related Lender Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Facility Document, or to inspect the properties, books or records of the transaction parties. Each Funding Agent shall not be deemed to have knowledge of any actual or potential Servicer Termination Event, Event of Default or Amortization Event unless such Funding Agent has received notice from the Borrower, the Underlying Trust, any Master Servicer, the related Lender Group or the Administrative Agent.

(d)  Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or statement believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of the Administrative Agent and legal counsel (including counsel to the PIMCO Entities), independent accountants and other experts selected by the Administrative Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of its related Lender Group as it deems appropriate or it shall first be indemnified to its satisfaction by its related Lender Group, provided that unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as it shall deem advisable and in the best interests of its related Lender Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of its related Lender Group and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Lender Group.

(e)  The related Lender Group expressly acknowledges that neither its Funding Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including any review of the affairs of the transaction parties, shall be deemed to constitute any representation or warranty by such Funding Agent. The related Lender Group represents and warrants to such Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the PIMCO Entities, the Sponsor and other transaction parties and made its own decision to enter into this Agreement.

(f)  Each Person serving as a Funding Agent hereunder shall have the same rights and powers in its capacity as a Lender or Hedge Counterparty and may exercise the same as though it were not a Funding Agent, and the term “Lender” or “Lenders” shall include each Person serving as a Funding Agent hereunder in its individual capacity. Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the PIMCO Entities or any Affiliate of the PIMCO Entities as though such Funding Agent were not a Funding Agent hereunder.

(g)  Each Funding Agent will, upon the direction of its related Lender Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Lender Group shall appoint an Affiliate of a member of the Lender Group as a successor agent. If for any reason no successor Funding Agent is appointed by the related Lender Group, the Borrower shall make all payments in respect of Obligations due to such Lender Group or under any fee letter delivered in connection herewith directly to Administrative Agent and for all purposes shall deal directly with the Administrative Agent. After any retiring Funding Agent’s resignation hereunder as Funding Agent, the provisions of this Section 11.02 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Agreement.

Section 11.03. Certain ERISA Matters.

(a)  Each Lender (other than the initial Lender) (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower and the Underlying Trust, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of the 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code) of one or more employee benefit plans or plans in connection with the Advances;

(ii)  the prohibited transaction exemption set forth in one or more prohibited transaction class exemptions (“PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances and this Agreement;

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances and this Agreement satisfies the requirements of subsections (b) through (k) of Section I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Advances and this Agreement; or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender (other than the initial Lender) or (2) a Lender (other than the initial Lender) has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, the Underlying Trust or any other party hereto, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Facility Document or any documents related to hereto or thereto).

(b)  The Administrative Agent hereby inform the Lenders (other than the initial Lender) that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, this Agreement and any other Facility Document, (ii) may recognize a gain if it extended the Advances for an amount less than the amount being paid for an interest in the Advances by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Facility Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 11.04. Erroneous Payments.

(a)  If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.04 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date on which such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)  Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)  it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)  such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.04.

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.04(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.04(a) or on whether or not an Erroneous Payment has been made.

(c)  Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Facility Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Facility Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)  In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Advances with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower and the Underlying Trust) deemed to execute and deliver a customary assignment and assumption agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver all notes, if any, evidencing such Advances to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower and the Underlying Trust shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment.

(e) Subject to Section 13.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower, the Underlying Trust or otherwise)), the Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Advances acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Advances are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(f) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment

Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Facility Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Obligations of the Borrower and the Underlying Trust under the Facility Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Advances that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or the Underlying Trust; provided that this Section 11.04(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower or the Underlying Trust relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or the Underlying Trust for the purpose of making such Erroneous Payment.

(g) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(h) Each party’s obligations, agreements and waivers under this Section 11.04 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender and/or the repayment, the termination of the Commitments, satisfaction or discharge of all Obligations (or any portion thereof) under any Facility Document.

ARTICLE XII

SALE OF COLLATERAL LOANS

[Intentionally Omitted]

Section 12.02. Conditions Applicable to All Permitted Sales.

[Intentionally Omitted]

ARTICLE XIII

MISCELLANEOUS

Section 13.01. No Waiver; Modifications in Writing.

(a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Underlying Trust in any case shall entitle the Borrower or the Underlying Trust to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.05(e) or Section 2.16(b) with respect to the Administrative Agent’s unilateral right to make Conforming Changes, no amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Underlying Trust the Administrative Agent and the Required Lenders, provided that any Fundamental Amendment also shall require the written consent of all Lenders.

(c) No amendment or waiver to this Agreement or any other Facility Document that affects the rights, duties, immunities, liabilities or obligations of any Account Bank, the Verification Agent, the Trustee or the Administrative Agent shall be effective against such Person unless such Person shall have given its prior written consent thereto.

Section 13.02. Notices, Etc.

(a) Notices Generally. (i) All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address set forth on Schedule 3 or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower or the Underlying Trust even if (x) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (y) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and the Underlying Trust shall indemnify the Administrative Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower or Underlying Trust in the absence of gross negligence or willful misconduct.

(c) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or pursuant to Article II if such Lender has notified the Administrative Agent, the Borrower and the Underlying Trust that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Borrower or the Underlying Trust may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d) The use of electronic communications to deliver notices shall not preclude the use of mail or pre-paid courier service as described in Section 13.02(a).

Section 13.03. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made free and clear of and without deduction or withholding for any and all present or future Taxes with respect thereto, except as required by Applicable Law. If the Borrower shall be required by Applicable Law (as determined in the good faith discretion of an applicable withholding agent) to deduct or withhold any Taxes from or in respect of any sum payable by it hereunder or under any other Facility Document to any Lending Party, (i) to the extent such Taxes deducted or withheld are Indemnified Taxes, the sum payable by the Borrower be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 13.03) such Lending Party receives an amount equal to the sum it would have received had no such deductions or withholding have been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b) In addition, without duplicating amounts payable under Section 13.03(a) or Section 13.03(c), the Borrower agrees to timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any present or future stamp, court or documentary, intangible, recording, filing or similar taxes which arise from any payment made by the Borrower hereunder or under any other Facility Document, or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to (including by reason of the creation, perfection, release or enforcement of a security interest in the collateral), this Agreement or under any other Facility Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 2.10(c) or 13.03(h)) (such taxes described in this section 13.03(b) hereinafter referred to as “Other Taxes”).

(c) Without duplicating amounts payable under Section 13.03(a) or Section 13.03(b), the Borrower agrees to indemnify each of the Lending Parties, within 10 days after demand therefor, for the full amount of Indemnified Taxes (including any Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 13.03) payable or paid by such Lending Party or required to be withheld or deducted from a payment to such Lending Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payments by the Borrower pursuant to this indemnification shall be made promptly following the date the Lending Party makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the amounts thereof. Such certificate shall be conclusive absent manifest error.

(d) As soon as practicable after the date of any payment of Taxes by the Borrower to a Governmental Authority under this Section 13.03, the Borrower will furnish to the Administrative Agent the original or a copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or other evidence of payment as may be reasonably satisfactory to the Administrative Agent).

(e) If any payment is made by the Borrower (or the Master Servicer on its behalf) to or for the account of any Lending Party after deduction for or on account of any Indemnified Taxes, and an indemnity payment or additional amounts are paid by the Borrower pursuant to this Section 13.03, then, if such Lending Party in its sole discretion exercised in good faith determines that it is entitled to a refund of any Taxes to which it has been indemnified pursuant to this Section 13.03 (including by the payment of additional amounts pursuant to this Section 13.03), such Lending Party shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, apply for such refund and reimburse to the indemnifying party such amount (but only to the extent of indemnity payments made under this Section 13.03 giving rise to such refund) of any actual refund received (net of reasonable out-of-pocket expenses incurred including Taxes of such Lending Party) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that in the event that such Lending Party is required to repay such refund or any portion thereof to the relevant taxing authority, such indemnifying party agrees to return the corresponding amount of refund to such Lending Party (plus any penalties, interest or other charges imposed by the relevant taxing authority) upon the request of such Lending Party. Notwithstanding anything to the contrary in this paragraph (e), in no event will any Lending Party be required to pay any amount to the indemnifying party pursuant to this paragraph (e) the payment of which would place such Lending Party in a less favorable net after-Tax position than such Lending Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(f) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver to the Borrower and the Administrative Agent such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.03(g) and Section 13.03(j), below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(g) Without limiting the generality of Section 13.03(f), (i) each Lending Party and each Participant that is a “United States person” as that term is defined in Section 7701(a)(30) of the Code (a “U.S. Person”) hereby agrees that it shall, no later than the Closing Date or, in the case of a Lending Party or a Participant which becomes a party hereto pursuant to Section 13.06, the date upon which such Lending Party becomes a party hereto or participant herein (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), deliver to the Borrower and the Administrative Agent, if applicable, two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-9 or successor form, certifying that such Lending Party or Participant is on the date of delivery thereof entitled to an exemption from United States backup withholding tax, and (ii) each Lending Party or Participant that is not a U.S. Person (a “Non-U.S. Lender”) shall no later than the date on which such Lending Party becomes a party hereto or a participant herein pursuant to Section 13.06, deliver to the Borrower and the Administrative Agent two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable, or any subsequent versions thereof or successors thereto, in each case establishing complete exemption from, or reduced rate of, U.S. federal withholding tax with respect to payments of interest hereunder. In the case of a Non-U.S. Lender providing U.S. Internal Revenue Form W-8IMY, such form shall be accompanied by U.S. Internal Revenue Form W-8ECI, W-8BEN, W-8BEN-E, or W-9, as applicable, or other certification documents for each beneficial owner of such Non-U.S. Lender, together with other certification documents from such Non-U.S. Lender and each beneficial owner, as applicable, including, for the avoidance of doubt, such certification described in the following sentence with respect to Non-U.S. Lenders claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall deliver a certificate representing that such Non-U.S. Lender is not a bank within the meaning of Section 881(c)(c)(A) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (as described in Section 881(c)(3)(C) of the Code), and such Non-U.S. Lender agrees that it shall notify the Borrower and the Administrative Agent in the event any such certification is no longer accurate. Such forms and, if applicable, certifications, shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or participant herein and on or before the date, if any, such Non-U.S. Lender designates a New Lending Office. In addition, each Non-U.S. Lender shall deliver as promptly as practicable, after receipt of a written request therefor from the Borrower or the Administrative Agent, such other forms prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or Administrative Agent to determine the withholding or deduction required to be made. Notwithstanding any other provision of this Section 13.03, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 13.03(g) that such Non-U.S. Lender is not legally able to deliver. Each U.S. Person and Non-U.S. Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification and deliver such updated form or certification to the Borrower and Administrative Agent, or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) If any Lending Party requires the Borrower to pay any additional amount to such Lending Party or any taxing Governmental Authority for the account of such Lending Party or to indemnify such Lending Party pursuant to this Section 13.03, then such Lending Party shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 13.03 in the future and (ii) would not subject such Lending Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lending Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i) Nothing in this Section 13.03 shall be construed to require any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, the Underlying Trust or any other Person.

(j) Compliance with FATCA. Each Lending Party shall comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any other documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Administrative Agent or the Borrower to comply with their obligations under FATCA and to determine that such Lending Party has complied with such Lending Party’s obligations under FATCA and to determine the amount to deduct and withhold from any payment to such Lending Party under this Agreement or any Facility Document. Solely for purposes of this clause (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lending Party agrees that if any form or certification it previously delivered pursuant to this clause (j) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(k) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Facility Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Facility Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (k).

Section 13.04. Costs and Expenses; Indemnification.

(a) The Borrower agrees to promptly pay, within 10 days after demand therefor, (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the other Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including (x) all reasonable fees, expenses and disbursements of outside counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Administrative Agent, (y) UCC filing fees and all other related fees and expenses in connection therewith and (z) all reasonable fees of Herbert Smith Freehills Kramer (US) LLP in connection with the closing of this Agreement and the other Facility Documents by the earlier of (1) 60 days from the Closing Date and (2) the date of the initial Advance; provided, however, that Herbert Smith Freehills Kramer (US) LLP’s fees incurred in connection with the preparation, review, negotiation, execution and delivery of this Agreement and the other Facility Documents prior to the Closing Date shall be subject to the Legal Expense Cap and (ii) (A) all reasonable and documented out-of-pocket costs and expenses (including all reasonable and documented fees, expenses and disbursements of legal counsel, and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Administrative Agent) incurred by the Administrative Agent in the administration, performance or enforcement of this Agreement or any other Facility Document, any consent, amendment, waiver or other modification relating thereto or in connection with any Permitted Sale or other release of Collateral, (B) all reasonable out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Administrative Agent’s security interests in the Collateral, including filing and recording fees, expenses and search fees, and title insurance premiums (but excluding Taxes, which shall be governed by Section 13.03), and (C) all reasonable costs and expenses incurred by the Administrative Agent and the Lenders in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Administrative Agent and the Lenders or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable and documented fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Administrative Agent and the Lenders. The undertaking in this Section shall survive repayment of the Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Facility Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Administrative Agent are intended to constitute expenses of administration under any applicable bankruptcy law.

(b) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including the reasonable and documented fees and disbursements of external counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document, the Program Agreements, or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated) (collectively, the “Liabilities”), including any such Liability that is incurred or arises out of or in connection with, or by reason of, whether in whole or in part, any one or more of the following: (i) preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document, any Related Document, the Program Agreements or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant by the Borrower or the Underlying Trust contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower or the Underlying Trust contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is incorrect, false or misleading in any material respect; (iv) any failure by the Borrower or the Underlying Trust to comply with any

Applicable Law (except, with respect to Section 406 of ERISA and Section 4975 of the Code, any prohibited transaction arising from any Advance being funded (initially or through transfer, assignment, participation or securitization) with “plan assets” within the meaning of C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA assuming neither the Borrower nor the Underlying Trust is or is deemed to be “plan assets” within the meaning of C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Administrative Agent (for the benefit of the Secured Parties) a perfected security interest in all of the Collateral free and clear of all Liens; (vi) any action or omission, not expressly authorized by the Facility Documents, by the Borrower, the Underlying Trust or any Affiliate of the Borrower or the Underlying Trust which has the effect of reducing or impairing the Collateral or the rights of the Administrative Agent or the Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on any Collateral Loan (or the Related Documents evidencing such Collateral Loan) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any related property; (ix) the commingling of Collections on the Collateral at any time with other funds; (x) any failure by the Borrower or the Underlying Trust to give reasonably equivalent value to the applicable seller, in consideration for the transfer by such seller to the Borrower or the Underlying Trust of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; and (xi) any Unmatured Event of Default or Event of Default; provided, that neither the Borrower nor the Underlying Trust shall be liable under this Section 13.04 (A) for any Liability or losses arising due to the deterioration in the credit quality or market value of the Loans or other Collateral hereunder without breach of any representation, warranty or covenant by the Borrower or (B) to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s gross negligence or willful misconduct or (C) for any Taxes that are reimbursable pursuant to Section 13.03; provided, further, that any payment hereunder which relates to additional sums described in Sections 2.09, 2.10, 12.03 or 12.04(a) shall not be covered by this Section 13.04(b). This Section 13.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

(c)  Neither the Administrative Agent, any Lender, any Secured Party or any Indemnified Party related thereto shall have any liability for any special, exemplary, indirect, punitive or consequential damages in connection with or as a result of such Person’s activities related to this Agreement or any Facility Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

Section 13.05. Execution in Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Any signature page to this Agreement containing a manual signature may be delivered by any electronic communication device (other than facsimile) capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Facility Documents shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.06. Assignability.

(a)  Each Lender may, with the consent of the Administrative Agent and the Borrower (in each case not to be unreasonably withheld or delayed), assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it); provided that:

(i)  the Borrower’s consent to any such assignment pursuant to this Section 13.06(a) shall not be required if an Event of Default or an Amortization Event, which such Amortization Event has occurred and is continuing for three (3) months or longer since the Amortization Event first occurred, shall have occurred and is continuing (and not been waived by the Lenders in accordance with Section 13.01);

(ii)  the Borrower’s consent to any such assignment pursuant to this Section 13.06(a) shall not be required if such assignment is to a Lender, the Administrative Agent or any of their respective Affiliates, any Person administered or managed by a Lender, the Administrative Agent or any of their respective Affiliates or an entity or an Affiliate of an entity that administers or manages a Lender; and

(iii)  no such assignment shall be made to a natural person.

The parties to each such assignment shall execute and deliver to the Administrative Agent an (i) Assignment and Acceptance, (ii) a processing and recordation fee in the amount of    ; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, (iii) the applicable tax forms required by Sections 13.03(f), (g) and (j) and (iv) all documentation and other information required by regulatory authorities under applicable “Know Your Customer” requirements of Anti-Money Laundering Laws, including the PATRIOT Act.

(b)  The Borrower and the Underlying Trust may not assign their respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders.

(c)  (i) Any Lender may, with the prior written consent of the Administrative Agent (and, unless an Event of Default or an Amortization Event, which such Amortization Event has occurred and is continuing for three (3) months or longer since the Amortization Event first occurred, shall have occurred and is continuing, the Borrower) (in each case, not to be unreasonably withheld or delayed), sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Underlying Trust, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) each Participant shall have agreed to be bound by this Section 13.06(c). Sections 2.09, 2.10, and 13.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that no Participant shall be entitled to any amount under Section 2.09, 2.10, or 13.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation.

(d)  In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender as nonfiduciary agent for the Borrower shall maintain a register on which it enters the name of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance which is the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Loans or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. An Advance may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Advance may be effected only by the registration of such participation on the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error.

(e)  The Administrative Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 13.02 or such other address as the Administrative Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and the Register for the recordation of the names and addresses of the Lenders and the aggregate outstanding principal amount of the outstanding Advances maintained by each Lender under this Agreement (and any stated interest thereon). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. An Advance may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register and in accordance with this Section 13.06.

(f)  Nothing herein shall prohibit any Lender from (1) pledging or assigning as collateral any of its rights under this Agreement and the Facility Documents to any other Person (including the Federal Reserve Bank or any other Governmental Authority) in accordance with applicable law or (2) entering into a hedging transaction, derivative transaction or other synthetic dealing with a credit insurance provider, and, in each case, any such pledge, assignment, grant of security interest or synthetic dealing may be made without compliance with Section 13.06(a).

(g)  The Borrower agrees to cooperate in all reasonable respects with a Lender in connection with any such assignment and/or participation (including in connection with any securitization), and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Facility Documents in order to give effect to such assignment and/or participation (including in connection with any securitization), at the expense of such Lender. The Borrower further agrees that the Lenders may furnish to any Participant copies of all reports and certificates to be delivered by the Borrower to the Lenders hereunder, as and when delivered to the Lenders.

Section 13.07. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the internal Law of the State of New York without reference to choice of law doctrine (but with reference to Section 5-1401 and Section 5-1402 of the New York General Obligations Law, which by their respective terms apply to this Agreement).

Section 13.08. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.09. Confidentiality; Customer Information.

(a)   Each Secured Party agrees to maintain the confidentiality of all information with respect to the Borrower, the Underlying Trust, its Affiliates, or the Collateral, furnished or delivered to it pursuant to this Agreement; provided, that such information may be disclosed (i) to such party’s respective Affiliates and to such party’s and its respective Affiliates’ officers, directors, managers, administrators, trustees, employees, agents, accountants, legal counsel, auditors, insurers, insurance brokers and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to any rating agency providing or proposing to provide a rating to, or monitoring a credit rating of, any Lender’s commercial paper in connection with Rule 17g-5 or in connection with this Agreement pursuant to Section 5.01(n), (iii) to any actual or potential investor in any Lender, any provider of liquidity for any Lender, or any trustee thereof, if such investor, provider of liquidity or trustee, as applicable, has agreed to hold it confidential, (iv) to credit enhancers and dealers and investors in respect of promissory notes of each Lender in accordance with the customary practices of such Lender for disclosures to credit enhancers, dealers or investors, as the case may be, (v) to the extent requested or required by applicable law, regulation, subpoena or any other legal process or by any court, governmental or regulatory authority, body or agency having jurisdiction over such party (including any self-regulatory authority), (vi) to any other party hereto, (vii) in connection with the exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder, (viii) to any actual or potential hedge counterparty, credit insurance provider or assignee of or participant in, or any prospective assignee of or participant in, any of such party’s rights and obligations under this Agreement (or its officers, directors, managers, administrators, trustees, employees, agents, accountants, legal counsel, auditors and other representatives), if they agree to hold it confidential, (ix) to any pledgee in connection with a transfer permitted pursuant to Section 13.06(f) or 13.06(g), (x) in connection with the exercise of any remedy hereunder or under any other Facility Document, and (xi) with the consent of the Borrower or the Underlying Trust; and provided, further, that such party shall have no obligation of confidentiality in respect of any information (w) which may be generally available to the public or becomes available to the public through no fault of such party, which has been independently acquired or developed by any such party without violating any of their respective obligations under this Agreement. In addition, each Secured Party may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Secured Parties in connection with the administration and management of this Agreement and the other Facility Documents. Notwithstanding any other provision herein or in any other Facility Document, each Lender and the Administrative Agent hereby confirms that the Borrower and the Underlying Trust (and each employee, representative or other agent of each such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Facility Documents.

(b)  Each of the PIMCO Entities, for itself and its Affiliates, covenants and agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrative Agent, (ii) to the legal counsel and auditors of the PIMCO Entities if they agree to hold it confidential and (iii) to the extent required by Applicable Law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

Section 13.10. Merger. This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof including all previous oral statements and other writings with respect thereto.

Section 13.11. Survival. All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.02, 2.07, 2.10, 2.11 2.13, the final sentence of Section 7.02, 7.06(b), 11.01(n), 11.04, 13.03, 13.04, 13.07, 13.09, 13.12, 13.13, 13.14, 13.17, 13.18, 13.22, 13.25, 13.26 and this Section 13.11 shall survive the termination of this Agreement in whole or in part, the resignation or replacement of the Administrative Agent, the replacement of any Lender and the payment in full of the Obligations.

Section 13.12. Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally agrees as follows:

(a)  any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or of the United States for the Southern District of New York, and the appellate courts of any of them, and by execution and delivery of this Agreement, submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of such courts;

(b)  consents that any such action or proceeding may be brought in any court described in Section 13.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referenced in Section 13.02 or at such other address as may be permitted thereunder;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, indirect, punitive or consequential damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of, this Agreement, any other Facility Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof.

Section 13.13. Waiver of Jury Trial. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 13.14. Setoff. The obligations of the Borrower and the Underlying Trust hereunder are absolute and unconditional and the Borrower and the Underlying Trust expressly waive any and all rights of set-off, abatement, diminution or deduction that the Borrower or the Underlying Trust may otherwise at any time have under Applicable Law. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of an Event of Default or at any time that any Obligations are due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing such Lender to, or for the benefit of, the Borrower or the Underlying Trust against the amount of the Obligations owing by the Borrower or the Underlying Trust to such Lender.

Section 13.15. PATRIOT Act Notice. Each Lender and the Administrative Agent hereby notifies the Borrower and the Underlying Trust that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and the Underlying Trust and other information that will allow the Lenders to identify the Borrower or the Underlying Trust in accordance with the PATRIOT Act. The Borrower and the Underlying Trust shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the PATRIOT Act.

Section 13.16. Legal Holidays. In the event that the date of any Payment Date, date of prepayment or Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 13.17. No Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Trustee, the Verification Agent, the Collection Account Bank and the Concentration Account Bank, each as a third-party beneficiary entitled to enforce its rights hereunder. Nothing expressed herein is intended or shall be construed to give any Person other than the foregoing Persons any legal or equitable right, remedy or claim under or in respect of this Agreement; provided, that the Priority of Payments shall inure to the benefit of each specified recipient of distributions thereunder

Section 13.18. No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, the Underlying Trust, their stockholders and/or their affiliates. The Borrower and the Underlying Trust agree that nothing in the Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, the Underlying Trust, their stockholders or their affiliates, on the other. The Borrower and the Underlying Trust each acknowledge and agree that (i) the transactions contemplated by the Facility Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and the Underlying Trust, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, the Underlying Trust, their stockholders or their affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, the Underlying Trust, their stockholders or their affiliates on other matters) or any other obligation to the Borrower or the Underlying Trust except the obligations expressly set forth in the Facility Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, the Underlying Trust, their respective management, stockholders, creditors or any other Person. The Borrower and the Underlying Trust each acknowledge and agree that they have each consulted their own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and the Underlying Trust agree that they will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or the Underlying Trust, in connection with such transaction or the process leading thereto.

Section 13.19. Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by UMB Bank, National Association, not individually or personally, but solely as owner trustee of the Underlying Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Underlying Trust is made and intended not as personal representations, covenants, undertakings and agreements by UMB Bank, National Association but is made and intended for the purpose of binding only the Underlying Trust, as applicable, (c) nothing herein contained shall be construed as creating any liability on UMB Bank,

National Association, individually or personally, to perform any covenant of the Underlying Trust contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) UMB Bank, National Association has not verified or made any investigation as to the accuracy or completeness of any representations and warranties made by the Underlying Trust in this Agreement and (e) under no circumstances shall UMB Bank, National Association be personally liable for the payment of any indebtedness or expenses of the Underlying Trust or be liable for the breach or failure of any obligation, duty (including fiduciary duty), representation, warranty or covenant made or undertaken by the Underlying Trust under this Agreement or any other related documents.

Section 13.20. Right to Set Off; Sharing.

(a)  Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of an Event of Default, or at any time that any Obligation hereunder is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Borrower or the Underlying Trust against the amount of the Obligations owing by the Borrower or the Underlying Trust to such Person.

(b)  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders, as applicable, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(i)  if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower or the Underlying Trust pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances, other than to the Borrower, the Underlying Trust or any subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower and the Underlying Trust each consent to the foregoing and agree, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and the Underlying Trust rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or the Underlying Trust in the amount of such participation.

Section 13.21. Tax Characterization.

(a)  Each party to this Agreement (i) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all federal, state and local income and franchise tax purposes, the Advances will be treated as evidence of indebtedness issued by the Borrower (or its regarded owner for U.S. federal income tax purposes), (ii) agrees to treat the Advances for all such purposes as indebtedness and (iii) agrees that the provisions of the Facility Documents shall be construed to further these intentions. Each assignee and each Participant acquiring an interest in an Advance, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

(b)  The Lenders, their Affiliates, and their employees are not in the business of providing tax or legal advice. The Facility Documents, and any amendments or attachments are not intended or written to be used, and cannot be used or relied upon, by any Person or for the purpose of avoiding tax penalties. Any such Person should seek advice based on such Person’s particular circumstances from an independent tax advisor.

Section 13.22. [Reserved].

Section 13.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 13.24. Acknowledgement Regarding Any Supported QFCs. To the extent that the Facility Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with this Section 13.24 applicable notwithstanding that the Facility Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the U.S. or any other state of the U.S.) that in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the U.S. or a state of the U.S. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Facility Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Facility Documents were governed by the laws of the U.S. or a state of the U.S. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 13.25. Non-Petition. Notwithstanding any prior termination of this Agreement, none of any PIMCO Entity, nor the Sponsor shall, prior to the date that is one year and one day after the day upon which the outstanding principal amount of each Advance has been reduced to zero and all Obligations and any and all other amounts due and owing to the Lenders pursuant to the Facility Documents have been paid in full, acquiesce, petition or otherwise invoke or cause any of the Borrower or the Underlying Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Borrower or the Underlying Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or the Underlying Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Borrower or the Underlying Trust.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PALCO LVS 9 LP, as Borrower
By: PALCO LVS 9 GP LLC, its general partner

By:	/s/ Harin de Silva
Name:	Harin de Silva
Title:	Authorized Person

[Signature Page to PALCO LVS 9 LP Credit and Security Agreement]

UMB BANK, NATIONAL ASSOCIATION, not
in its individual capacity, but solely as trustee of
PAL CL TRUST 2

By:	/s/ Claire Alber
	Name:	Claire Alber
	Title:	Vice President

[Signature Page to PALCO LVS 9 LP Credit and Security Agreement]

STANDARD CHARTERED BANK,
as Administrative Agent

By:	/s/ Gian Moreira
	Name:	Gian Moreira
	Title:	Director - Transaction Management Group

[Signature Page to PALCO LVS 9 LP Credit and Security Agreement]

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Jonathan Noonan
	Name:	Jonathan Noonan
	Title:	Head of E&A, Securitised Products

[Signature Page to PALCO LVS 9 LP Credit and Security Agreement]

SCHEDULE 1

LENDERS AMOUNTS

Lender Group

Lender	Amount	Percentage

Sch 1 - 1

SCHEDULE 2

FORM OF MONTHLY REPORT

[On file with the Administrative Agent]

Sch 2 - 1

SCHEDULE 3

NOTICE INFORMATION

If to the Administrative Agent:

With copies to:

If to the Borrower:	PALCO LVS 9 LP

Sch 3 - 1

If to the Underlying Trust:	PAL CL Trust 2

with copies via email to:

Sch 3 - 2

SCHEDULE 4

ACCOUNT DETAILS

Collection Account	U.S. Bank

Address of Account Bank (Collection Account):

Concentration Account

Address of Account Bank (Concentration Account):

Sch 4 - 1

SCHEDULE 5

ELIGIBILITY CRITERIA

[Intentionally Omitted]

Sch 5 - 1

SCHEDULE 6

Cumulative Net Loss Percentage

[Intentionally Omitted]

Sch 6 - 1

SCHEDULE 7

Loan Purchase Agreements

[On file with the Administrative Agent]

Sch 7 - 1

SCHEDULE 8

[Reserved]

Sch 8 - 1

EXHIBIT A

FORM OF NOTICE OF BORROWING

[Date]

Ref: PALCO LVS 9 LP

This Notice of Borrowing is made pursuant to Section 2.03 of that certain Credit and Security Agreement, dated as June 1, 2026, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among PALCO LVS 9 LP, a Delaware limited partnership, as borrower (the “Borrower”), UMB Bank, National Association, not in its individual capacity, but solely in its capacity as trustee (in such capacity, the “Trustee”) of PAL CL Trust 2, a New York common law trust, as underlying trust (the “Underlying Trust”), the Lenders from time to time party thereto and Standard Chartered Bank, as administrative agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

1. The Borrower hereby requests that on _____________, 2024 (the “Borrowing Date”) it receive Borrowings under the Credit Agreement in an aggregate principal amount of ____________ Dollars ($_________) (the “Requested Amount”).

2. The allocated amount of the Advance requested from each Lender are as follows:

[_____________] $[________________]

3. The Borrower hereby gives notice of its request for Advances in an aggregate principal amount equal to the Requested Amount to the Administrative Agent (who shall forward such request to the Lenders) pursuant to Section 2.03 of the Credit Agreement and requests that the Lenders remit, or cause to be remitted, the proceeds thereof less the draw fees, if any, under the Fee Letter, to the account in the respective pro rata amounts in accordance with the following wiring instructions:

Financial Institution Name:

Bank Physical Address:

Fund Name : PALCO LVS 9 LP

USD Fed Wire Instructions:

Bank Name:

Ex. A - 1

4. The Borrower certifies that immediately after giving effect to the proposed Borrowing on the related Borrowing Date immediately after the making of such Advance on the related Borrowing Date that (i) the aggregate outstanding principal balance of the Advances shall be less than or equal to the Maximum Available Amount at such time (as demonstrated in the calculations attached hereto as Schedule I), (ii) each of the representations and warranties of the Borrower contained in the Credit Agreement is true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date) and (iii) each of the other applicable conditions precedent set forth in Section 3.02 of the Credit Agreement is satisfied.

5. Attached hereto as Schedule II is the schedule of Loans that will be purchased from Seller in connection with such Borrowing requested hereunder (specifying among other items the Cutoff Date for each such Loan).

[Signature Page to Follow]

Ex. A - 2

This Notice of Borrowing is made this ____ day of ________, 20__.

PALCO LVS 9 LP, as Borrower

By:
Name:
Title:

Ex. A - 3

SCHEDULE I

TO NOTICE OF BORROWING

(Maximum Advance Rate Test Calculation Statement Including an updated Data Tape)

[To be Attached]

Ex. A - 4

SCHEDULE II

TO NOTICE OF BORROWING

Loan Schedule

[To be Attached]

Ex. A - 5

EXHIBIT B

FORM OF NOTICE OF PREPAYMENT

[Date]

Ref: PALCO LVS 9 LP

This Notice of Prepayment is made pursuant to Section 2.06(a) of that certain Credit and Security Agreement, dated as June 1, 2026, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among PALCO LVS 9 LP, a Delaware limited partnership, as borrower (the “Borrower”), UMB Bank, National Association, not in its individual capacity, but solely in its capacity as trustee (in such capacity, the “Trustee”) of PAL CL Trust 2, a New York common law trust, as underlying trust (the “Underlying Trust”), the Lenders from time to time party thereto and Standard Chartered Bank, as administrative agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

1. The Borrower hereby gives notice that on __________, 20__ it will make a prepayment under the Credit Agreement in the principal amount of _____________ Dollars ($ _________) (the “Prepayment Amount”).

2. The Borrower hereby gives notice of intent to prepay an aggregate principal amount equal to the Prepayment Amount to the Administrative Agent pursuant to Section 2.05 and Section 2.06 of the Credit Agreement and will remit, or cause to be remitted, the proceeds thereof, including any Exit Fee, to the Collection Account. The calculation of the Maximum Advance Rate Test after giving effect to such prepayment is set forth in Schedule I hereto.

[Signature Page to Follow]

Ex. B - 1

WITNESS my hand on this ____ day of ___________, 20__.

PALCO LVS 9 LP, as Borrower

By:
Name:
Title:

Ex. B - 2

SCHEDULE I

TO NOTICE OF PREPAYMENT

[To be Attached]

Ex. B - 3

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Credit and Security Agreement, dated as June 1, 2026, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among PALCO LVS 9 LP, a Delaware limited partnership, as borrower (the “Borrower”), UMB Bank, National Association, not in its individual capacity, but solely in its capacity as trustee (in such capacity, the “Trustee”) of PAL CL Trust 2, a New York common law trust, as underlying trust (the “Underlying Trust”), the Lenders from time to time party thereto and Standard Chartered Bank, as administrative agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The “Assignor” and the “Assignee” referred to on Schedule I hereto agree as follows:

1.  As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and under the other Facility Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s percentage interest specified on Schedule I hereto of the outstanding principal amount of the Advances to the Borrower (such rights and obligations assigned hereby being the “Assigned Interests”). After giving effect to such sale, assignment and assumption, the Assignee’s “Percentage” will be as set forth on Schedule I hereto.

2.  The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Collateral relating to the Borrower, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Borrower, the Administrative Agent, the Master Servicer or any other Person, or the performance or observance by any Person of any of its obligations under any Facility Document or any instrument or document furnished pursuant thereto.

3.  The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Facility Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its

Ex. C - 1

own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender.

4.  [Reserved].

5.  Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless a later effective date is specified on Schedule I hereto.

6.  Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under any other Facility Document, (ii) without limiting the generality of the foregoing, the Assignee expressly acknowledges and agrees to its obligations of indemnification to the Administrative Agent pursuant to and as provided in Section 13.04 thereof, (iii) the Assignee represents and warrants that it is a permitted assignee under the Credit Agreement and (iv) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Facility Document.

7.  Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Borrower shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

8.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York.

9.  This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by electronic means shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

Ex. C - 2

IN WITNESS WHEREOF, the parties have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

[Signature Pages Follow]

Ex. C - 3

SCHEDULE I

Percentage interest transferred by Assignor: __________%

Assignor:

[Insert Name Of Assignor], as Assignor

By:
Name:
Title:

Assignee:

[Insert Name of Assignee] as Assignee

By:
Name:
Title:

Accepted this ___ day of __________, 20__

STANDARD CHARTERED BANK,

Ex. C - 4

as Administrative Agent

By:
Name:
Title:

Ex. C - 5

EXHIBIT D

FORM OF CONSENT AND RELEASE

WHEREAS, PALCO LVS 9 LP, a Delaware limited partnership (“Borrower”) and UMB Bank, National Association, not in its individual capacity, but solely in its capacity as trustee (in such capacity, the “Trustee”) of PAL CL Trust 2, a New York common law trust (“Underlying Trust”) have granted to Standard Chartered Bank (the “Lender”) security interests in certain unsecured loans and related assets pursuant to that certain Credit and Security Agreement, dated as June 1, 2026, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Underlying Trust, the Lender from time to time party thereto and the Administrative Agent.

WHEREAS, Borrower intends to proceed with a Permitted Sale (as such term is defined in the Credit Agreement) and in connection thereto enter into a [Name of Document] dated as of [Date of the Relevant Document], between Borrower, Underlying Trust and [Name of the Buyer] (the “Bill of Sale”); and

WHEREAS, Borrower has requested the Lender to consent to the sale of those unsecured loans included in the “Schedule of Loans” attached hereto as Schedule A (the “Subject Collateral Loans”) and all related assets with respect thereto, and to release any security interest it may have in such loans and related assets so sold;

NOW, THEREFORE, in consideration of the foregoing, upon receipt by the Lender of funds sufficient to repay the outstanding indebtedness of the Credit Agreement in an amount necessary to maintain the borrowing base after giving effect to the sale of the unsecured loans pursuant to the Bill of Sale and subject to the other terms and conditions contained in the Credit Agreement, the Lender hereby:

1.  consents to Underlying Trust’s sale of the Subject Collateral Loans, any documents evidencing such loans, and related assets, contract rights and proceeds pursuant to the Bill of Sale;

2.  releases and disclaims any security interest (whether pursuant to the Credit Agreement or otherwise) in (i) all Subject Collateral Loans sold pursuant to the Bill of Sale, (ii) the loan agreements evidencing such loans, (iii) any contract rights relating to such loans (including, without limitation, under any servicing agreements), (iv) any rights to make future disbursements on such loans, (v) any books and records (including computer records) relating to such loans, (vi) any payments on or in respect of, and any and all other proceeds of, such loans and (vii) any proceeds of the foregoing;

3.  authorizes the filing of UCC financing statements evidencing such release, provided however that any such UCC financing statements shall be first approved in writing by the Lender; and

Ex. D - 1

4.  [waives its right to no less than ten (10) Business Day’ prior written notice with respect to any Permitted Sale (as defined it the Credit Agreement) under Section 8.06(a) of the Credit Agreement.]1

[Signature Page Follows]

1 To be consented by Lender on a case by case basis.

Ex. D - 2

Dated as of this ___ day of ___________, 20__.

STANDARD CHARTERED BANK, as Lender

By:
Name:
Title:

Ex. D - 3

SCHEDULE A

List of Subject Collateral Loans

[To be Attached]

Ex. D - 4

EXHIBIT E

FORM OF LOAN NOTE

Loan Note

Up to $[•]	[DATE]
New York, New York

Reference is made to the Credit and Security Agreement, dated as of [DATE], 2026 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among PALCO LVS 9 LP, a Delaware limited partnership, as borrower (the “Borrower”), UMB Bank, National Association, not in its individual capacity, but solely in its capacity as trustee (in such capacity, the “Trustee”) of PAL CL Trust 2, a New York common law trust, as underlying trust (the “Underlying Trust”), the Lenders from time to time party thereto and Standard Chartered Bank, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”).

FOR VALUE RECEIVED, the Borrower hereby promises to pay to [_____________], as Lender (the “Loan Note Holder”) on the Maturity Date or such earlier date as provided in the Credit Agreement, in immediately available funds in lawful money of the United States the principal amount of up to [AMOUNT] ($[Amount]) or, if less, the aggregate unpaid principal amount of the portion of the Loan made by such Lender to the Borrower pursuant to the Credit Agreement together with all accrued but unpaid interest thereon.

The Borrower also agrees to pay interest in like money to the Loan Note Holder, on the unpaid principal amount of each such Loan from time to time from the date hereof until payment in full thereof at the rate or rates and on the dates set forth in the Credit Agreement.

This Loan Note is one of the Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein and is secured by the Collateral.

In the event of any inconsistency between the provisions of this Loan Note and the provisions of the Credit Agreement, the Credit Agreement will prevail.

THIS LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS LOAN NOTE, EACH OF THE

Ex. E - 1

PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS LOAN NOTE OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LOAN NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS LOAN NOTE.

This Loan Note may be transferred or assigned by the holder hereof at any time, subject to compliance with the Credit Agreement and any applicable law. This Loan Note shall be binding upon the Borrower and shall inure to the benefit of the holder hereof and its successors and assigns. The obligations and liabilities of the Borrower hereunder may not be assigned to any Person without the prior written consent of the holder hereof. Any such assignment in violation of this paragraph shall be void and of no force or effect.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

[Signature page follows]

Ex. E - 2

IN WITNESS WHEREOF, this Loan Note has been duly executed and delivered on behalf of the Borrower by its duly authorized officer on the date and year first written above.

PALCO LVS 9 LP

By:
Name:
Title:

Ex. E - 3

EXHIBIT F

FORM OF QUALIFYING HEDGE COUNTERPARTY JOINDER

QUALIFYING HEDGE COUNTERPARTY JOINDER

THIS QUALIFYING HEDGE COUNTERPARTY JOINDER, dated as of [DATE] (this “Joinder”), between STANDARD CHARTERED BANK, as administrative agent (the “Administrative Agent”) and [_________] (the “Qualifying Hedge Counterparty”), is entered into in connection with that certain Credit and Security Agreement, dated as of as of June 1, 2026 (as amended, the “Credit Agreement”), among PALCO LVS 9 LP, as borrower (the “Borrower”), UMB Bank, National Association, not in its individual capacity, but solely in its capacity as trustee (in such capacity, the “Trustee”) of PAL CL Trust 2, as underlying trust (the “Underlying Trust”) the Lenders from time to time party hereto and the Administrative Agent, as administrative agent for the Secured Parties.

WHEREAS, the Qualifying Hedge Counterparty has entered into a Hedge Agreement with the Borrower;

WHEREAS, the Qualifying Hedge Counterparty desires to execute this Joinder to appoint the Administrative Agent as the Administrative Agent under the Credit Agreement and under each other Facility Document, and to irrevocably authorize the Administrative Agent to act as the contractual representative of the Qualifying Hedge Counterparty with the rights and duties expressly set forth in the Credit Agreement and in the other Facility Documents;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Joinder. This Joinder is a “Qualifying Hedge Counterparty Joinder” as defined in the Credit Agreement. The Qualifying Hedge Counterparty hereby agrees that upon execution of this Joinder, the Qualifying Hedge Counterparty hereby appoints the Administrative Agent as the Administrative Agent under the Credit Agreement and under each other Facility Document, and irrevocably authorizes the Administrative Agent to act as the contractual representative of the Qualifying Hedge Counterparty with the rights and duties expressly set forth in the Credit Agreement and in the other Facility Documents.

2. Delivery of Joinder. The Administrative Agent shall provide a copy of this Joinder to each party to the Credit Agreement.

3. Counterparts. This Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Joinder by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Joinder.

Ex. F - 1

4. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY THEIR RESPECTIVE TERMS APPLY TO THIS AGREEMENT.

5. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

Ex. F - 2

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

[________________], as Qualifying Hedge Counterparty

By:
Name:
Title:

STANDARD CHARTERED BANK, as Administrative
Agent

By:
Name:
Title:

By:
Name:
Title:

Ex. F - 3

EXHIBIT G

CREDIT POLICY

[On file with the parties]

Ex G - 1

EXHIBIT H

COLLECTION POLICY

[On file with the parties]

Ex. H - 1